SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to Section 240.14a-12

MAD CATZ INTERACTIVE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 8, 2007

Dear Fellow Shareholder:

You are cordially invited to attend our Annual and Special Meeting of Shareholders on Friday, September 7, 2007, at 9:30 a.m., Pacific Time at Mad Catz, Inc.’s offices located at 7480 Mission Valley Road, Suite 101, San Diego, California, 92108.

The business to be conducted at the Annual and Special Meeting is explained in the accompanying Notice of Annual and Special Meeting of Shareholders and Management Proxy Circular and Proxy Statement. At the Annual and Special Meeting, we will also discuss our results for the past year.

Whether or not you attend the Annual and Special Meeting, it is important that your shares be represented and voted at the Annual and Special Meeting. Please complete, sign, and date your proxy card today and return it in the envelope provided. If you decide to attend the Annual and Special Meeting and you are a registered shareholder, you will be able to vote in person, even if you have previously submitted your proxy.

Thank you for your continued support.

Sincerely,

Darren Richardson
President and Chief Executive Officer

MAD CATZ INTERACTIVE, INC.

7480 MISSION VALLEY ROAD, SUITE 101

SAN DIEGO, CALIFORNIA 92108

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD SEPTEMBER 7, 2007

The 2007 Annual and Special Meeting of Shareholders (the “Meeting”) of Mad Catz Interactive, Inc. (the “Company”) will be held at Mad Catz, Inc.’s offices located at 7480 Mission Valley Road, Suite 101, San Diego, California, 92108, on Friday, September 7, 2007, beginning at 9:30 a.m., Pacific Time. The purposes of the Meeting are to:

1.	Receive the Annual Report of the Company containing the consolidated financial statements for the year ended March 31, 2007 and the auditor’s report thereon;

2.	Elect five directors of the Company to serve until the Annual Meeting of Shareholders to be held in 2008 and until their respective successors are elected and qualified;

3.	Appoint KPMG LLP as the Independent Registered Public Accounting Firm and Auditor of the Company and to authorize the Board of Directors to fix the Independent Registered Public Accounting Firm and Auditor’s remuneration;

4.	Consider and vote upon the approval of the Mad Catz Interactive, Inc. Stock Option Plan—2007 and the grant under that plan of options to purchase 1,000,000 shares of common stock;

5.	Consider and vote upon approval of the amendment of certain stock options previously granted by the Company to purchase 1,182,500 shares of common stock to extend the term of exercise of such options from five years to ten years; and

6.	Transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on August 8, 2007 as the record date for determining the shareholders entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

These items of business, including the nominees for director, are more fully described in the Management Proxy Circular and Proxy Statement accompanying this notice.

Whether or not you plan to attend the Meeting, we encourage you to vote your shares by proxy. This will ensure the presence of a quorum at the Meeting. Voting by proxy will not limit your right to change your vote or to attend the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Darren Richardson
President and Chief Executive Officer

August 8, 2007

i

MAD CATZ INTERACTIVE, INC.

7480 MISSION VALLEY ROAD, SUITE 101

SAN DIEGO, CALIFORNIA 92108

MANAGEMENT PROXY CIRCULAR AND PROXY STATEMENT FOR

THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD SEPTEMBER 7, 2007

This Management Proxy Circular and Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Mad Catz Interactive, Inc. (the “Company,” “Mad Catz,” “we” or “us”) of proxies from the holders of shares of common stock of the Company to be voted at the Annual and Special Meeting of Shareholders to be held on Friday, September 7, 2007, beginning at 9:30 a.m., Pacific Time, at Mad Catz, Inc.’s offices located at 7480 Mission Valley Road, Suite 101, San Diego, California, 92108 (the “Meeting”). This Management Proxy Circular and Proxy Statement, the proxy card, and our Annual Report will first be mailed to shareholders entitled to vote at the meeting on or about August 13, 2007.

QUESTIONS AND ANSWERS ABOUT THE PROXY

MATERIALS AND OUR 2007 ANNUAL AND SPECIAL MEETING

Q:	What is the purpose of the Meeting?

A:	The Meeting is being held to receive the Annual Report of the Company containing the consolidated financial statements for the year ended March 31, 2007 and the auditor’s report thereon and to consider and vote upon (1) the election of five directors to serve until the next annual meeting of shareholders in 2008 and until their successors are duly elected and qualified; (2) the appointment of KPMG LLP as the auditor and Independent Registered Public Accounting Firm of the Company and the authorization of the Board to fix the remuneration of the auditor and Independent Registered Public Accounting Firm; (3) the approval of the Mad Catz Interactive, Inc. Stock Option Plan—2007 and the grant under that plan of options to purchase 1,000,000 shares of common stock; and (4) the approval of the amendment of certain stock options previously granted by the Company to purchase 1,182,500 shares of common stock to extend the term of exercise of such options from five years to ten years. The Board knows of no other business that will be presented for consideration at the Meeting. In addition, management will report on the Company’s performance during fiscal year 2007 and respond to questions from shareholders.

Q:	What is the Board’s Recommendation?

A:	The Board’s recommendations are set forth together with a description of the proposals in this Management Proxy Circular and Proxy Statement. In summary, the Board recommends that you vote:

•

FOR election of the five directors named in this Management Proxy Circular and Proxy Statement to serve until the Meeting of Shareholders in 2008 and until their successors are duly elected and qualified (see page 6);

•

FOR the appointment of KPMG LLP as the Independent Registered Public Accounting Firm and Auditor of the Company and the authorization of the Board to fix the remuneration of the Independent Registered Public Accounting Firm and Auditor (see page 9);

•	FOR the approval of the Mad Catz Interactive, Inc. Stock Option Plan—2007 and the grant under that plan of options to purchase 1,000,000 shares of common stock (see page 12); and

•

FOR the approval of the amendment of certain stock options previously granted by the Company to purchase 1,182,500 shares of common stock to extend the term of exercise of such options from five years to ten years (see page 18).

Q:	Who is entitled to vote at the Meeting?

A:	Only holders of record of shares of Common Stock as of the close of business on August 8, the record date fixed by the Board (the “Record Date”), will be entitled to receive notice of and to vote at the Meeting. As of August 8, 2007, there were 54,873,549 shares of Common Stock issued and outstanding. These shares are held by approximately 225 shareholders of record.

Q:	What shares can I vote?

A:	You may vote all shares of Mad Catz common stock owned by you as of the close of business on the Record Date. You may cast one vote per share that you held on the Record Date. A list of shareholders entitled to vote at the Meeting will be available during ordinary business hours at Mad Catz, Inc.’s offices located at 7480 Mission Valley Road, Suite 101, San Diego, California 92108 for a period of at least 10 days prior to the Meeting and at the Meeting.

Q:	How can I vote my shares at the Meeting?

A.	If your shares are registered directly in your name with our transfer agent, Computershare Trust Company of Canada, you are considered the “shareholder of record” with respect to those shares and the proxy materials and proxy card are being sent directly to you by Mad Catz. As the shareholder of record, you have the right to vote in person at the Meeting. If you choose to do so, you can bring the enclosed proxy card or vote at the Meeting. Most of our shareholders hold their shares through a broker, bank or other nominee (that is, in “street name”) rather than directly in their own name. If you hold your shares in street name, your broker, bank or other nominee is forwarding the proxy materials to you, together with a voting instruction card. Because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the Meeting. Even if you plan to attend the Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Meeting. The shares represented by proxy at the Meeting will be voted or withheld from voting in accordance with the instructions of the shareholder granting such proxy on any ballot which may be called for. If the shareholder specifies a choice with respect to any matter to be acted upon, the shares subject to such proxy will be voted accordingly.

Applicable regulatory policy requires your broker to seek voting instructions from you in advance of the Meeting. Every broker has its own mailing procedures and provides its own return instructions, which you should carefully follow in order to ensure that your shares are voted at the Meeting. The majority of brokers now delegate responsibility for obtaining instructions from clients to the Broadridge Communication Solutions, Canada (“Broadridge”). Broadridge mails a Voting Information Form instead of the form of proxy. You are asked to complete and return the Voting Information Form to Broadridge by mail or facsimile. Alternately, you can call the toll-free telephone number noted on your Voting Information Form to vote your shares. If you receive a Voting Information Form from Broadridge it cannot be used as a proxy to vote shares directly at the Meeting as the proxy must be returned to Broadridge in advance of the Meeting in order to have the shares voted.

Q:	How will my shares be voted if I return a blank proxy card?

A:	If you are a shareholder of record, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted “FOR” the election, as directors of the Company, of the five nominees named in this Management Proxy Circular and Proxy Statement, “FOR” the appointment of KPMG LLP as the auditor and Independent Registered Public Accounting Firm of the Company and the authorization of the Board to fix the remuneration of the auditor and the Independent Registered Public Accounting Firm, “FOR” approval of the Mad Catz Interactive, Inc. Stock Option Plan—2007 and the grant under that plan of options to purchase 1,000,000 shares of common stock, and “FOR” approval of the amendment of certain stock options granted by the Company to purchase 1,182,500 shares of common stock to extend the term of such options from five years to ten years. If you hold your shares in street name and do not provide your broker with voting instructions (including by returning a blank voting instruction card), your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.

Q:	How can I vote my shares without attending the Meeting?

A:

Whether you are the shareholder of record or hold your shares in street name, you may direct your vote without attending the Meeting by completing and mailing your proxy card in the enclosed pre-paid envelope or completing and returning the voting instruction form in accordance with the instructions contained therein. Each shareholder has the right to appoint a person or company to represent the shareholder at the Meeting other than the person or company, if any designated on the form of the proxy. A shareholder desiring to appoint some other person (who need not be a shareholder of the Company) to represent him, her or it at the Meeting may do so either by inserting such other person’s name in the blank space provided in the form of proxy or by completing another form of proxy and in either case by delivering, at any time up to and including the last business day preceding the day of the Meeting or any adjournment thereof, the completed form of proxy address to the Secretary of the Company, c/o Computershare Trust Company of Canada, Attention Proxy Department, 100 University Avenue, 9th Floor, North Tower, Toronto, Ontario, Canada, M5J 2Y1, or to the Chairman or the Secretary of the Company at the beginning of the Meeting or any adjournment thereof. If your shares are held in street name, carefully follow the corresponding instructions in the voting instruction form. Also, your voting instruction form may contain instructions from your broker, bank or nominee that allow you to vote your shares using the Internet or by telephone. Please consult with your broker, bank or nominee if you have any questions regarding the electronic voting of shares held in street name.

Q:	Can I change my vote or revoke my proxy?

A:	You may change your vote or revoke your proxy at any time before your proxy is voted at the Meeting. If you are a shareholder of record, you may change your vote or revoke your proxy: (1) by delivering to the Company (Attention: Corporate Secretary) at the address on the first page of this Management Proxy Circular and Proxy Statement a written notice of revocation of your proxy on or before September 6, 2007 or to the Chairman at the Meeting; (2) by delivering to the Company an authorized proxy bearing a later date; (3) by attending the Meeting and voting in person; or (4) in any other manner permitted by law. Attendance at the Meeting in and of itself, without voting in person, will not cause your previously granted proxy to be revoked. For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Meeting, by attending the Meeting and voting in person.

Q:	How many shares must be present or represented to conduct business at the Meeting?

A:	The quorum requirement for holding the Meeting and transacting business at the Meeting is that at least two persons present in person, each being a shareholder or representative duly authorized in accordance with the Canada Business Corporations Act entitled to vote thereat or a duly appointed proxy for a shareholder so entitled.

Q:	What if a quorum is not present at the meeting?

A:	Under Canadian law, if a quorum is not present at the opening of the Meeting, the shareholders present may adjourn the meeting to a fixed time and place, but may not transact any other business. If we propose to have the shareholders vote whether to adjourn the meeting, the proxyholders will vote all shares for which they have authority in favor of the adjournment.

Q:	What vote is required to approve each of the proposals?

A:	All proposals, except to extend the term of the stock options granted to purchase 1,182,500 shares from five years to ten years, require the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and voted on those proposals. Approval of the amendment to extend the term of the stock options will require the approval of a majority of the votes cast at the Meeting but excluding the votes of shares held directly or indirectly by those persons who were granted the options.

Q:	What happens if additional matters are presented at the Meeting?

A:	Other than the four proposals described in this Management Proxy Circular and Proxy Statement, we are not aware of any other business to be acted upon at the Meeting. If you grant a proxy, the persons named as proxyholders, Geofrey Myers, Chairman of the Board, and Darren Richardson, President and Chief Executive Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Meeting.

Q:	Who will count the votes?

A:	A representative of the Company will be appointed at the Meeting to tabulate the votes and act as Scrutineer and Inspector of Elections.

Q:	Where can I find the voting results of the Meeting?

A:	We will announce preliminary voting results at the Meeting and publish final results in our Quarterly Report on Form 10-Q for the second quarter of fiscal 2008. In addition, a report of the final votes will be made available at www.sedar.com.

Q:	Who will bear the cost of soliciting votes for the Meeting?

A:	The solicitation of proxies will be conducted by mail, and Mad Catz will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Meeting to beneficial owners of our common stock. We may conduct further solicitation personally, telephonically, through the Internet or by facsimile through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. We may generate other expenses in connection with the solicitation of proxies for the Meeting, which we will pay.

Q:	May I propose matters for consideration at next year’s Annual Meeting or nominate individuals to serve as directors?

A:	Yes. If you wish to propose a matter for consideration at next year’s Annual Meeting or if you wish to nominate a person for election as a director of the Company, see the information set forth in “Shareholder Proposals” and “Shareholder Nominations” below.

Q:	What do I need for admission to the Meeting?

A:	You are entitled to attend the Meeting only if you are a shareholder of record or a beneficial owner as of August 8, 2007, the Record Date, or you hold a valid proxy for the Meeting. You should be prepared to present photo identification for admittance. If you are the shareholder of record your name will be verified against the list of shareholders of record prior to your being admitted to the Meeting. If you hold your shares in street name, you should provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned Mad Catz stock as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership as of the record date. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s articles of incorporation provide that the Board shall consist of a minimum of three directors and a maximum of 12 directors. The Board currently consists of five members: Messrs. Geofrey Myers, Darren Richardson, Thomas R. Brown, Robert J. Molyneux, and William Woodward. All of the current directors of the Company are nominees for election at the Meeting. The Board has fixed the number of directors to be elected at the Meeting at five.

Each director elected at the Meeting will hold office for a one-year term until the 2008 Annual Meeting of Shareholders or until his successor is duly elected, unless prior thereto the director resigns or the director’s office becomes vacant by reason of death or other cause. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, and the Board may be reduced accordingly. The Board has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director.

The following information is furnished with respect to the Board’s nominees for election as directors of the Company, including the nominee’s position with the Company, tenure as director and age as of August 8, 2007. Stock ownership information is shown under the heading “Security Ownership of Certain Beneficial Owners and Management” and is based upon information furnished by the respective individuals.

Name and Place of Residence	Position with the Company and Principal Occupation	Age	Director Since
Geofrey Myers (2) Toronto, Ontario, Canada	Chairman of the Board, Secretary, Attorney	56	2005

Darren Richardson San Diego, California, United States	President, Chief Executive Officer and Director, former Executive Vice President of the Company	46	2005

Thomas R. Brown (1) Poway, California, United States	Director, Businessman	56	2006

Robert J. Molyneux (1)(2) Toronto, Ontario, Canada	Director, Businessman	52	2006

William Woodward (1)(2) Santa Monica, California, United States	Director, Businessman	47	2006

(1)	Member of the Audit Committee.
(2)	Member of the Compensation and Corporate Governance Committee.

Set forth below is information regarding each of the above named individuals, including a description of his positions and offices with the Company, a description of his principal occupation and business experience during at least the last five years and directorships presently held by him in other companies.

Geofrey Myers

Mr. Myers has been a director of the Company since September 2005 and was appointed Chairman of the Board in June 2006. Mr. Myers has been a partner in the law firm of Lang Michener LLP since 1984 and is the

Chair of Lang Michener’s Corporate Finance/Securities Law Group and Natural Resources & Mining Law Group. Mr. Myers holds a Masters of Science degree and a Juris Doctor degree from the University of Toronto.

Darren Richardson

Mr. Richardson has been President and Chief Executive Officer of the Company since April 1, 2004, and a director of the Company since 2005. Prior to his appointment as President and Chief Executive Officer, Mr. Richardson served as Executive Vice President of the Company since October 1997 and as President and Chief Operating Officer of Mad Catz, Inc. since September 1999. Mr. Richardson served in several senior management capacities with Games Trader from 1997 until 1999, including Chief Operating Officer, and Vice President of Business Development, responsible for sales and marketing with a focus on new account development. He holds a Master of Business Administration degree from Trinity College, Dublin, and a Bachelor of Commerce degree from the University of Wollongong, Australia.

Thomas R. Brown

Mr. Brown has been a director of the Company since May 2006. Mr. Brown serves as President, Chief Executive Officer and director of American Technology Corporation, a leading innovator of highly intelligible, clear directed acoustic solutions, a position he has held since September 2006. Previously, he served as President of Brown Thompson Executive Search, a financial executive search firm, since April 2005. From April 2001 to September 2004, Mr. Brown was Executive Vice President and Deputy President of the Information Technology division of Sony Electronics, where he was responsible for supply chain operations including Information Technology, Procurement, North American Manufacturing Operations and Finance. He continued to consult with Sony Electronics on its ERP implementation from September 2004 to January 2005. From April 2000 to September 2004, Mr. Brown was concurrently the Executive Vice President and President of Information Technology Division for Sony Electronics, where he was responsible for establishing the North American personal computer division. Mr. Brown is currently a director of American Technology Corporation. Mr. Brown holds a Bachelor of Arts degree in Economics from Rutgers University. Mr. Brown is also a certified public accountant.

Robert J. Molyneux

Mr. Molyneux has been a Director of the Company since June 2006. Mr. Molyneux has been a principal in Imperial Capital Corporation, a private equity buy-out firm based in Toronto, Canada, since September 2004. Previously, Mr. Molyneux was President of Ravenna Capital Corporation, a private merchant banking firm he founded in 1992. Mr. Molyneux holds an Honours Bachelor of Business Administration degree from Wilfrid Laurier University.

William Woodward

Mr. Woodward has been a Director of the Company since June 2006. Mr. Woodward has been the Managing Director and a founder of Anthem Venture Partners since 2000. Prior to founding Anthem Venture Partners, Mr. Woodward was a Managing Director of Avalon Investments, an early-stage technology venture capital firm. Mr. Woodward has founded numerous technology companies, including Paracomp, which later became MacroMedia, Inc., the largest multimedia software company in the world at its initial public offering, and Pulse Entertainment, the world’s leading 3D animation engine and tools company for mobile communications. Mr. Woodward sits on the board of directors of several private companies, including Axiom Microdevices, Solarflare, Buzznet, Wavestream and Planet A.T.E., and is Chairman of the Board of Pulse Entertainment.

There is no family relationship between any executive officer or director of the Company and any other executive officer or director.

Cease Trading Orders or Corporate Bankruptcies

To the knowledge of management, none of the nominees for election as a director of the Company:

(a)	is, at the date of this Management Proxy Circular, or has been during the 10 years prior to the date of this Management Proxy Circular, a director or executive officer of a company which, while such person was acting in that capacity:

(i)	was the subject of a cease trading order or of a similar order or was refused the right to avail itself of an exemption provided by securities legislation for more than 30 consecutive days;

(ii)	was subject, after the director or executive officer ceased acting in that capacity, of a cease trading order or of a similar order or was refused the right to avail itself of an exemption provided by securities legislation for more than 30 consecutive days;

(iii)	or within the year following the date at which such person ceased acting in that capacity, became bankrupt, made a proposal pursuant to bankruptcy or insolvency laws, concluded an arrangement or compromise after being sued by its creditors or having initiated proceedings against them, took measures or acted with a view to concluding an arrangement or compromise with such creditors, a receiver, a receiver-manager or a trustee in bankruptcy appointed to administer its assets;

(b)	is, at the date of this Management Proxy Circular, or has been during the 10 years prior to the date of this Management Proxy Circular, declared bankrupt, made a proposal pursuant to bankruptcy or insolvency laws, concluded an arrangement or compromise after being sued by his creditors or having initiated proceedings against them, took measures or acted with a view to concluding an arrangement or compromise with such creditors, a receiver, a receiver-manager or a trustee in bankruptcy appointed to administer his assets;

(c)	none of the foregoing nominees for election as director of the Company has been subject to:

(i)	any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(ii)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable security holder in deciding whether to vote for a proposed director.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE DIRECTOR.

PROPOSAL 2

APPOINTMENT AND REMUNERATION OF

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDITOR

The Board and Audit Committee of the Board of the Company have recommended the accounting firm of KPMG LLP to be appointed as the Independent Registered Public Accounting Firm and Auditor for the Company for the fiscal year ending March 31, 2008.

Unless authority to vote is withheld, the persons named in the accompanying form of proxy intend to vote for the re-appointment of KPMG LLP, Charter Accountants, as the Independent Registered Public Accounting Firm and Auditor of the Company for the Company’s fiscal year ended March 31, 2008 and to authorize the Board to fix the remuneration of the Independent Registered Public Accounting Firm and Auditor. KPMG LLP has been the independent auditor of the Company and its predecessors for ten years.

A representative of KPMG LLP is expected to attend the Meeting and will have an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDER APPROVAL OF THE RE-APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDITOR OF THE COMPANY AND THE AUTHORIZATION OF THE BOARD OF DIRECTORS TO FIX THE REMUNERATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDITOR.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees for Fiscal 2006 and 2007

The aggregate fees billed to the Company by KPMG LLP, the Company’s Independent Registered Public Accounting Firm and Auditor, for the fiscal years ended March 31, 2006 and 2007 are as follows:

	2007	2006
Audit Fees (1)	$649,470	$377,000
Audit-Related Fees	—	—
Tax Fees (2)	$93,935	$176,294
All Other Fees	—	—

(1)	Audit Fees consist of the audit of our annual financial statements included in the Company’s Annual Report on Form 10-K for its 2006 and 2007 fiscal years and Annual Report to Shareholders, review of interim financial statements and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)	Tax Fees consist of fees for tax consultation and tax compliance services.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG LLP, and has concluded that the provision of such services is compatible with maintaining the independence of the Company’s auditors.

Representatives of KPMG LLP will be present at the Meeting, will be available to respond to questions and may make a statement if they so desire.

Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of the Company’s Independent Auditors

The Company’s Audit Committee has established a policy that all audit and permissible non-audit services provided by the independent auditors will be pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of the Company’s auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Preliminary Note: The following Report of the Audit Committee of the Board does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent specifically incorporated by the Company.

The Audit Committee of the Board of Directors of the Company is composed of three independent directors as required by the listing standards of the American Stock Exchange and operates under a written charter adopted by the Board. The members of the Audit Committee for fiscal year 2007 were Thomas Brown (Chairman), Robert Molyneux and William Woodward.

Management is responsible for the Company’s internal controls and the financial reporting process. KPMG LLP, the Company’s Independent Registered Public Accounting Firm and Auditor for the fiscal year ended March 31, 2007, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s Independent Registered Public Accounting Firm and Auditor also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence. The Audit Committee also considered whether the provision of financial information systems design and other non-audit services by the independent accountants is compatible with their independence.

Based upon the Audit Committee’s discussion with management and the Company’s Independent Registered Public Accounting Firm and Auditor and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 filed with the Securities and Exchange Commission.

June 1, 2007	The Audit Committee
Thomas Brown, Chair
Robert J. Molyneux
William Woodward

Relevant Education and Experience of Audit Committee Members

By virtue of their prior history and business experience, each of Messrs. Brown, Molyneux and Woodward, the current members of the Company’s Audit Committee, have the relevant experience to meaningfully contribute to the Audit Committee.

PROPOSAL 3

PROPOSAL TO APPROVE THE MAD CATZ INTERACTIVE, INC. STOCK OPTION PLAN—2007

AND THE PRIOR GRANT OF STOCK OPTIONS

Shareholders are requested in this Proposal 3 to consider and if appropriate, to approve the Mad Catz Interactive, Inc. Stock Option Plan—2007 (the “2007 Plan”) and the grant under the 2007 Plan of options to purchase 1,000,000 shares of common stock. The Board has adopted, subject to shareholder approval, the 2007 Plan, and it will become effective upon approval by our shareholders. If approved, the 2007 Stock Plan will replace the Company’s existing Amended and Restated Incentive Stock Option Plan (the “Prior Plan”), and no further grants will be made under the Prior Plan after the date of the Meeting. The Prior Plan, which is described in more detail below under “Prior Plan”, was established several years ago and since that date, there have been numerous changes in the rules and policies of among others, the Toronto Stock Exchange, relating to stock option plans and stock options, and accordingly, management believes that it is appropriate to establish the 2007 Plan to reflect these changes. Currently, there are options outstanding to purchase 2,731,334 shares of common stock pursuant to the terms of the Prior Plan and these options will continue to be outstanding, whether or not the 2007 Plan is approved by shareholders. In addition, options to purchase 1,000,000 shares of common stock have been granted on June 8, 2007 pursuant to the 2007 Plan, subject to shareholder approval of the 2007 Plan being obtained. These options, which may not be exercised unless and until this Proposal 3 is approved by shareholders, are exercisable at a price of U.S. $1.23 per share, which was the closing price of the Company’s common shares on June 7, 2007 and have a 10 year term. These options vest and become exercisable (subject to shareholder approval being obtained to this Proposal 3) as to 25% on the first anniversary of the grant date and thereafter in 36 equal monthly installments, such that the options will be fully vested after 48 months. If shareholder approval to Proposal 3 is not obtained, the options granted under the 2007 Plan may not be exercised and will be cancelled. The options were granted to the following officers and employees of the Company:

Name	Position	Number of Shares
Darren Richardson	President and CEO, Director	200,000
Stewart Halpern	Chief Financial Officer	150,000
Whitney Peterson	General Counsel	130,000
Jon Middleton	Vice President, Business Development	130,000
Kitty Lo	General Manager, Asian Operations	130,000
Brian Anderson	General Manager, European Operations	130,000
Warren Cook	Senior Vice President Sales	130,000	(1)

(1)	Mr. Cook subsequently resigned from the Company and these options will be cancelled.

The purpose of the 2007 Plan is to promote the long-term success of the Company and the creation of additional shareholder value by offering officers, directors, employees and consultants of the Company and its subsidiaries the opportunity to share in such long-term success by acquiring a proprietary interest in the Company. The 2007 Plan has been conditionally approved by the Toronto Stock Exchange, subject to receipt of the approval of a majority of the votes in respect of the matter cast at the Meeting.

The 2007 Plan provides for the grant of both incentive stock options and nonqualified stock options to eligible individuals. A summary of the principal provisions of the 2007 Plan is set forth below. The summary is qualified by reference to the full text of the 2007 Plan, which is attached as Annex A to this Proxy Statement.

Administration

The 2007 Plan is administered by the Board, which may delegate this authority to the Compensation and Corporate Governance Committee of the Board. Subject to the provisions of the 2007 Plan, the Board (or if authorized by the Board, the Compensation and Corporate Governance Committee) determines, among other things, the persons to whom from time to time awards may be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the awards, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards. The Compensation and Corporate Governance Committee may also delegate to the Chief Executive Officer the authority to allocate stock option grants among non-management employees within the terms of reference and scope as determined by the Compensation and Corporate Governance Committee.

Eligibility

Persons eligible to participate in the 2007 Plan are directors, officers and employees of or consultants to the Company or of any subsidiary of the Company, as determined by the Board or the Compensation and Corporate Governance Committee who demonstrate the potential of becoming key personnel of, or performing valuable services for the Company or any of its subsidiaries.

Limitation on Awards and Shares Available

The 2007 Plan authorizes up to 12% of the issued and outstanding shares of common stock of the Company to be reserved for issuance under stock option awards on an “evergreen” basis, which means that the number of shares reserved for issuance under the 2007 Plan is automatically increased from time to time so that the number of shares reserved under the 2007 Plan equals 12% of the issued and outstanding shares of common stock of the Company at each such time. As of the date hereof, the Company has 54,873,549 shares of common stock issued and outstanding and accordingly, initially 6,584,825 shares (being 12% of the number of shares issued and outstanding) will be reserved and available for issuance under the 2007 Plan. Any increase in the issued and outstanding shares of common stock will result in an increase in the available number of shares of common stock issuable under the 2007 Plan and any exercises of options will make new grants available under the 2007 Plan, effectively resulting in a re-loading of the number of options available to grant under the 2007 Plan.

Under the terms of the 2007 Plan, the aggregate number of common shares issued to insiders of the Company within any 12-month period, or issuable to insiders of the Company at any time, under the 2007 Plan and any other security-based compensation arrangement of the Company, may not exceed 10% of the total number of issued and outstanding common shares of the Company at such time. “Insider” is defined in the 2007 Plan to include directors and senior officers (and their respective associates) of the Company and of certain subsidiaries of the Company. “Share compensation arrangements” is defined under the 2007 Plan as any compensation or incentive mechanism involving the issuance or potential issuance of securities of the Company, including financially assisted share purchases, stock options and stock appreciation rights involving the issuance of authorized but unissued shares of the Company.

In addition, to prevent the dilution or enlargement of the rights of holders under the 2007 Plan, the 2007 Plan provides for the adjustment of the terms of the awards or the number of shares reserved for issuance thereunder in the event of any stock split, reverse stock split, stock dividend payable on our shares of common stock, combination or exchange of shares, or other extraordinary event occurring after the grant of an award. Shares of the Company’s common stock that are awarded under the 2007 Plan will be authorized but unissued shares. If any award granted under the 2007 Plan is forfeited or terminated, the shares of common stock reserved for issuance pursuant to the award will be made available for future award grants under the 2007 Plan.

Awards

Stock options, including incentive stock options, as defined under Section 422 of the Internal Revenue Code (the “Code”), and nonqualified stock options may be granted under the 2007 Plan. Stock option grants to members of the Board will, unless otherwise determined by the Board or the Compensation and Corporate Governance Committee, vest and become exercisable immediately after such grant. Stock option grants to persons other than members of the Board will, unless otherwise determined by the Board or the Compensation and Corporate Governance Committee, vest and become exercisable as follows: 25% of the shares underlying such option shall vest and become exercisable on the first anniversary of the date of grant and the remainder shall vest and become exercisable in 36 equal monthly installments. The option exercise price of all stock options granted pursuant to the 2007 Plan will be as determined by the Board or the Compensation and Corporate Governance Committee and will equal at least 100% of fair market value of the common stock of the Company on the date of grant. In no circumstances shall the exercise price of an option be less than the closing sale price of the common stock on the Toronto Stock Exchange (or on any other stock exchange on which the Company’s shares are then listed) on the last trading day prior to the effective date of grant. The effective date of grant will not be earlier than the actual date of grant. Stock options granted under the 2007 Plan will have a term for exercise as determined by the Board or the Compensation and Corporate Governance Committee provided that such term will end on or before the tenth anniversary of the effective date of grant. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an optionee who is a citizen or resident of the United States in any calendar year may not exceed $100,000.

Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent, or by tendering previously acquired shares of the Company’s common stock with a fair market value at the time of exercise equal to the exercise price (provided such shares have been held for such period of time as may be required by the Board (or the Compensation and Corporate Governance Committee) in order to avoid adverse accounting consequences) or other property acceptable to the Board (or its designee) (including through the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale). However, no participant who is a member of the Board or an executive officer of the Company will be permitted to pay the exercise price of an option in any method in violation of Section 13(k) of the Securities Exchange Act of 1934, as amended.

The Company does not currently intend to provide financial assistance in connection with the exercise of stock options granted under the 2007 Plan.

Assignability

Options granted under the 2007 Plan may only be assigned to: (i) a spouse of the optionee: (ii) a trustee, custodian or administrator acting on behalf of or for the benefit of the optionee or a spouse of the optionee; (iii) a registered retirement savings plan or a registered retirement income fund of the optionee or his or her spouse; (iv) a “holding entity” (as defined in National Instrument 45-106 of the Canadian Securities Administrators) of the optionee or his or her spouse; and (v) the legal personal representatives of a deceased optionee.

Blackout Periods

The Company prohibits its directors, officers and employees from trading in its securities with knowledge of any material information concerning the Company which has not been publicly disclosed. As it may be difficult from time to time for an individual to determine if he or she is in possession of material non-public information, the Company identifies certain restricted periods (or “blackout periods”) during which its personnel are not to trade in securities of the Company, which includes exercising stock options. The 2007 Plan permits options that would otherwise expire during or immediately following a blackout period to remain exercisable until the fifth business day following the cessation of such blackout period.

Cessation of Employment

If an optionee ceases to be a director, officer or employee of, or a consultant to, the Company or any of its subsidiaries, then unless otherwise determined by the Board or the Compensation and Corporate Governance Committee, the option will terminate and cease to be exercisable after 90 days from the earlier of the date on which the optionee ceases to be a director, officer, employee or consultant, or the date on which the optionee was given notice of dismissal.

Change in Control

In the event the Board recommends that shareholders accept or vote in favor of a bona fide offer for the shares of the Company that will result in a change of control of the Company, then all options which are outstanding, although not yet exercisable (vested), will become immediately exercisable, subject to the terms of the 2007 Plan. The Board may, in its discretion, give its express consent to the vesting of options which are outstanding, although not yet exercisable, upon receipt of an offer that it is not prepared to recommend. In addition, all options which are outstanding, although not yet exercisable, will automatically vest and become exercisable immediately prior a change in control transaction.

Amendment and Termination

The Board may terminate, amend, or modify the 2007 Plan at any time; provided, however, that shareholder approval must be obtained for (i) any amendment to comply with any applicable law, regulation or stock exchange rule; (ii) to reduce the exercise price of an option either directly or indirectly including by means of the cancellation of an option and the reissue of a similar option; (iii) to extend the period available to exercise an option beyond the normal expiration date (except in respect of blackout periods as provided in the 2007 Plan); (iv) to increase the levels of insider participation under the 2007 Plan; (v) to increase the maximum percentage that the number of shares reserved for issuance under the 2007 Plan may be of the number of issued and outstanding shares at any time (other than pursuant to the provisions of the 2007 Plan); (vi) to add any additional categories of persons eligible to receive options under the 2007 Plan; and (vii) to amend any assignment rights set forth in the 2007 Plan. All other amendments to the 2007 Plan could be made at the discretion of the Board of Directors. For example, the Board’s discretion will include without limitation, authority to make amendments to clarify any ambiguity, inconsistency or omission in the 2007 Plan and other amendments of a clerical or housekeeping nature, to alter the vesting or termination provisions of any option or of the 2007 Plan, to modify the mechanics of exercise, and to add a financial assistance provision.

Securities Law

The 2007 Plan is intended to conform to the extent necessary with all provisions of the laws, regulations and rules of all public agencies and authorities applicable to the issuance and distribution of shares and to the listing of shares on any stock exchange on with the shares of the Company may be listed. The 2007 Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the 2007 Plan and options granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

U.S. Tax Consequences

The tax consequences of the 2007 Plan under current United States federal law are summarized in the following discussion which deals with the general tax principles applicable to the 2007 Plan, and is intended for general information only. Alternative minimum tax, Canadian tax and state, provincial and local income taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The tax information summarized is not tax advice.

Incentive Stock Options: An optionholder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under section 422 of the Code. Optionholders who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionholder satisfies such holding periods, upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionholder disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionholder upon the disqualifying disposition of the shares generally will result in a deduction by the Company for federal income tax purposes.

Nonqualified Stock Options: Options not designated or qualifying as incentive stock options will be nonqualified stock options having no special tax status. An optionholder generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonqualified stock option, the optionholder normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionholder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as a capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonqualified stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionholder as a result of the exercise of a nonqualified stock option.

Other Considerations

The Code allows publicly-held corporations to deduct compensation in excess of $1,000,000 paid to the corporation’s chief executive officer and its four other most highly compensated executive officers if the compensation is payable solely based on the attainment of one or more performance goals and certain statutory requirements are satisfied. The Company intends for stock options granted at fair market value to be deductible by the Company as performance-based compensation not subject to the $1,000,000 limitation on deductibility.

New 2007 Plan Benefits

The following table sets forth the grants that have been or are expected to be made to the executive officer named in the summary compensation table under “Executive Compensation” below and the specified groups set forth below under the 2007 Plan, subject to shareholder approval of the 2007 Plan.

Name and Position	Dollar Value	Number of Units
Darren Richardson, President and Chief Executive Officer and Director	—	200,000
Stewart Halpern, Chief Financial Officer	—	150,000
Whitney Peterson,	—	130,000
Jon Middleton	—	130,000
Executive Officer Group	—	870,000
Non-Executive Director Group	—	100,000
Non-Executive Officer Employee Group	—	150,000

Any future awards granted under to the 2007 Plan are subject to the discretion of the Board. Accordingly, the benefits or amounts that any participant or groups of participants will receive in future grants are not currently determinable.

Prior Plan

The Prior Plan authorizes the Board of Directors to issue options to acquire shares in the common stock of the Company to directors, officers and employees of the Company or its subsidiaries and to other persons providing ongoing management or consulting services to the Company or its subsidiaries. The exercise price for any option granted is fixed by the Board but in no event can the exercise price be less than the closing price of the Company’s shares on the Toronto Stock Exchange on the last trading day prior to the grant of such option or if there is no closing price, at a price less than the average of the bid and ask prices on the Toronto Stock Exchange on such trading day. The maximum term of any option granted under the Prior Plan is 5 years and the Board of Directors may determine the terms of vesting, if any. If an optionholder under the Prior Plan ceases to be a director, officer or employee of the Company or any subsidiary or a consultant to the Company or any subsidiary, then all options held by such optionholder terminate and cease to be exercisable 90 days thereafter. The number of shares reserved for issuance to any one person pursuant to options granted under the Prior Plan together with shares reserved for issuance pursuant to other share compensation arrangements, may not exceed 5% of the number of shares of common stock then issued. The participation of insiders of the Company under the Prior Plan is limited such that insiders collectively, may not hold options or be issued shares within any 12-month period under the Prior Plan or any other share compensation arrangement exceeding 10% of the “outstanding issue” and individually, exceeding 5% of the “outstanding issue”. Outstanding issue is defined as the number of shares of the Company then issued and outstanding less any shares issued within the previous 12 months pursuant to share compensation arrangements. Options granted under the Prior Plan are non-assignable and non-transferable by the optionholder except that the personal representatives of a deceased optionholder may exercise an option.

At the meeting of shareholders of the Company held on September 5, 2001, shareholders approved an amendment to the Prior Plan to increase the maximum number of shares permitted to be reserved and issued under the Prior Plan from 4,000,000 shares to 6,000,000 shares. During the fiscal year ended March 31, 2007, options to purchase 2,880,000 shares of common stock were granted and options to purchase 1,373,833 shares expired or were cancelled unexercised. Currently, there are options outstanding to purchase 2,731,334 shares under the Prior Plan, being 4.98% of the number of shares currently issued and outstanding, and an additional 565,623 shares of common stock reserved and available for issuance under the Prior Plan. However, if shareholders approve the 2007 Plan, no additional options will be granted pursuant to the Prior Plan following the Meeting.

Vote Required

The affirmative vote of the majority of the shares present in person or represented by proxy and voted on the proposal at the Meeting is required to approve the 2007 Plan. Abstentions from voting and broker non-votes will have no effect on the approval or non-approval of this matter since only votes cast either “for” or “against” will be counted in determining whether the 2007 Plan has been approved by a majority of the votes cast thereon.

The Toronto Stock Exchange requires that the establishment of the 2007 Plan be approved by shareholders. In addition, because the 2007 Plan has an evergreen share reserve, the Toronto Stock Exchange requires that the 2007 Plan be approved by shareholders every three years, and the American Stock Exchange shareholder approval rules require that the term of the 2007 Plan not exceed 10 years unless shareholder approval is obtained every ten years. Unless a choice is otherwise specified, it is intended that the shares of common stock represented by the proxies hereby solicited will be voted for approval of the 2007 Plan and the prior grant of options thereunder.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MAD CATZ INTERACTIVE, INC. STOCK OPTION PLAN—2007 AND THE PRIOR GRANT OF OPTIONS TO PURCHASE 1,000,000 SHARES OF COMMON STOCK THEREUNDER. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

PROPOSAL 4

PROPOSAL TO APPROVE THE AMENDMENT OF STOCK OPTIONS TO PURCHASE 1,182,500

SHARES TO EXTEND THE TERM OF EXERCISE FROM FIVE YEARS TO TEN YEARS

Shareholders are requested in this Proposal to consider and if thought appropriate, to approve the amendment to certain stock options (the “Options”) granted by the Company in October 2006 and January 2007, to purchase, in aggregate, 1,182,500 shares of common stock of the Company, so as to extend the term of exercise of such options from five years to ten years from the respective dates of grant. The Options were granted at a meeting of the Board of Directors held on October 13, 2006 and by written resolution of the Board dated January 16, 2007 to the persons and at the exercise prices set forth below. The Options were granted pursuant to the Company’s Amended and Restated Incentive Stock Option Plan (the “Prior Plan”) which provides that option grants may have a maximum term of exercise of five years. At the time of grants however, recognizing the importance to the Company of providing strong incentives to key personnel over the longer term and with a view to further aligning the interests of key personnel with the interests of shareholders, the resolutions passed by the Board provided that subject to receipt of regulatory and shareholder approval, the Options would have a ten year term, rather than a five year term. A ten year term is also consistent with the term of options that have been granted and which will in future be granted under the 2007 Plan. The Options granted in October 2006 vest over a 48 month period and the Options granted in January 2007 vest over a 36 month period. The Options were granted as follows:

Optionee	Office Held	Date of Grant	Exercise Price		Number of Shares Issuable on Exercise
John Middleton	Vice-President, Business Development	Oct. 13, 2006	Cdn.$	0.56	175,000
Whitney Peterson	General Counsel	Oct. 13, 2006	Cdn.$	0.56	175,000
Kitty Lo	General Manager, Asian Operations	Oct. 13, 2006	Cdn.$	0.56	62,500
Brian Anderson	General Manager, European Operations	Oct. 13, 2006	Cdn.$	0.56	50,000
Darren Richardson	Chief Executive Officer, Director	Oct. 13, 2006	Cdn.$	0.56	500,000
Stewart Halpern	Chief Financial Officer	Jan. 16, 2007	Cdn.$	0.78	220,000

The amendment to the Options has been approved by the Toronto Stock Exchange, subject to receipt of shareholder approval. Approval requires the affirmative vote of a majority of the votes cast in respect thereof at the Meeting by shareholders of the Company but excluding the votes of all shares owned by the above-named optionees and their respective associates, which to the best of the Company’s knowledge, total 200,000 shares.

Abstentions from voting and broker non-votes will have no effect on the approval or non-approval of this matter since only votes cast “for” or “against” will be counted in determining whether the amendment to the Options has been approved by a majority of the votes cast thereon, excluding any votes cast by the optionees and their associates. Unless a choice is otherwise specified, it is intended that the shares of common stock represented by the proxies hereby solicited will be voted for approval of the amendment. If the said approval is not received, the said options will continue to be outstanding and will have a five year term.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE OPTIONS TO PURCHASE 1,182,500 SHARES TO EXTEND THE TERM OF EXERCISE OF SUCH OPTIONS FROM FIVE YEARS TO TEN YEARS. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

CORPORATE GOVERNANCE

The Board has developed corporate governance practices to help it fulfill its responsibility to shareholders to oversee the work of management in the conduct of the Company’s business and to seek to serve the long-term interests of shareholders. The Company’s corporate governance practices are memorialized in our Mandate of the Board of Directors of Mad Catz Interactive, Inc., our Codes of Conduct for Directors and for Employees and the Charters of the two committees of the Board. We continually review these governance practices and update them as necessary to reflect changes in regulatory requirements and evolving oversight practices. These documents are available on our website at www.madcatz.com and upon request in writing to our Secretary, Geofrey Myers.

Board of Directors

Our Board consists of five members. Four of our directors are independent under the requirements set forth in the American Stock Exchange (“AMEX”) listing rules and National Instrument 58-101—Corporate Governance. For a director to be considered independent, the Board must determine that the director does not have a material relationship with the listed company that would interfere with the exercise of independent judgment. The Board has established guidelines to assist it in determining director independence, which conform to the independence requirements of the AMEX listing rules and National Instrument 58-101—Corporate Governance. In addition to applying these independence guidelines, the Board considers all relevant facts and circumstances in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. The Board has determined that Messrs. Brown, Myers, Molyneux and Woodward are independent.

Meetings of the Board of Directors

During fiscal year 2007, our Board held eight meetings. During fiscal year 2007, all of our directors attended in person or by telephone at least 75% or more of the aggregate number of Board meetings and committee meetings on which they served (during the periods for which they served as such). All directors are strongly encouraged to attend the Annual Meetings of shareholders, unless attendance would be impracticable or constitute an undue burden. Messrs. Myers, Richardson and Brown attended the 2006 Annual Meeting of Shareholders in person and each of our other directors participated by telephone.

Time is allotted at the end of each Board meeting for an executive session involving only our independent directors and non-management directors. Geofrey Myers, Chairman of the Board acts as presiding director at each executive session.

Committees of the Board of Directors

The Board has two standing committees: the Audit Committee and the Compensation and Corporate Governance Committee, each of which operated pursuant to a written charter adopted by the Board. The Board of Directors does not have an executive committee.

Audit Committee

The Audit Committee was established in accordance with requirements of Section 3(a)(58)(A) of the Securities Exchange Act of 1934 and Multilateral Instrument 52-110—Audit Committees. The Audit Committee selects and engages the Company’s independent auditors, reviews the scope of audit engagements, reviews comment letters of such auditors and management’s response thereto, approves professional services provided by such auditors, reviews the independence of such auditors, reviews any major accounting changes made or contemplated, considers the range of audit and non-audit fees, reviews the adequacy of the Company’s internal accounting controls and annually reviews its charter and submits any recommended changes to the Board for its consideration. The Audit Committee consists of three members: Thomas R. Brown (Chairman), Robert

Molyneux and William Woodward. The Board has determined that each member of the Audit Committee is “independent” and meets the financial literacy requirements of the AMEX listing standards, that each member of the Audit Committee meets the enhanced independence standards established by the United States Securities and Exchange Commission (“SEC”) and that Mr. Brown qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC. The Audit Committee held four meetings in fiscal year 2007.

Compensation and Corporate Governance Committee

The Compensation and Corporate Governance Committee establishes remuneration levels for the Chief Executive Officer, Chief Financial Officer and other executive officers of the Company, reviews significant employee benefit programs and establishes, as it deems appropriate, and administers executive compensation programs, including bonus plans, certain equity-based programs, deferred compensation plans and any other such cash or stock incentive programs. The Compensation and Corporate Governance Committee also identifies and recommends to the Board qualified candidates for nomination as directors of the Company, develops and recommends to the Board corporate governance principles applicable to the Company and oversees the evaluation of the Board and management of the Company. The Compensation and Corporate Governance Committee consists of three members: Geofrey Myers (Chairman), Robert Molyneux and William Woodward. The Board has determined that each member of the Compensation and Corporate Governance Committee is “independent” under the AMEX listing standards. The Compensation and Corporate Governance Committee held two meetings in fiscal year 2007.

Shareholder Communications with the Board of Directors

It is the Company’s policy to forward to the directors any shareholder correspondence it receives that is addressed to them. Shareholders who wish to communicate with the directors may do so by sending their correspondence addressed to the director or directors as follows Attn: Corporate Secretary, Mad Catz Interactive, Inc., 181 Bay Street, Suite 2500, Toronto, Ontario M5J 2T7.

Director Nominations

The Compensation and Corporate Governance Committee is responsible for reviewing and interviewing qualified candidates to serve on the Board, for making recommendations to the full Board for nominations to fill vacancies on the Board and for selecting the management nominees for the directors to be elected by the Company’s shareholders at each Annual Meeting.

Director Qualifications

Although neither the Board nor the Compensation and Corporate Governance Committee has established specific minimum age, education, experience or skill requirements for potential directors, the Board believes that the appropriate mix of skills, experience, age and gender will help to enhance the performance of the Board. The Compensation and Corporate Governance Committee has been authorized by the Board to take into account all factors it considers appropriate in fulfilling its responsibilities to identify and recommend individuals to the Board as director nominees. Those factors may include, without limitation, the following:

•

an individual’s business or professional experience, accomplishments, education, judgment, understanding of the business and the industry in which the Company operates, specific skills and talents, independence, time commitments, reputation, general business acumen and personal and professional integrity or character;

•	the size and composition of the Board and the interaction of its members, in each case with respect to the needs of the Company and its shareholders; and

•

regarding any individual who has served as a director of the Company, his or her past preparation for, attendance at, and participation in meetings and other activities of the Board or its committees and his or her overall contributions to the Board and the Company.

Identification and Evaluation of Nominees

In making nominations for director, the Compensation and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue their service. Current members with qualifications and skills that are consistent with the independent directors’ criteria for Board service are re-nominated. As to new candidates, the Compensation and Corporate Governance Committee will generally poll the Board members and members of management for recommendations. The Compensation and Corporate Governance Committee may also review the composition and qualification of the boards of directors of the Company’s competitors, and may seek input from industry experts or analysts. The Compensation and Corporate Governance Committee evaluates the qualifications, experience and background of potential candidates. In making their determinations, the Compensation and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best represent shareholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Compensation and Corporate Governance Committee makes recommendations to the Board by a majority vote. Historically, the Board has not relied on third-party search firms to identify director nominees. The Board may in the future choose to engage third-party search firms in situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

The Compensation and Corporate Governance Committee may use multiple sources for identifying and evaluating nominees for directors, including referrals from the Company’s current directors and management as well as input from third parties, including executive search firms retained by the Board. The Compensation and Corporate Governance Committee will obtain background information about candidates, which may include information from directors’ and officers’ questionnaires and background and reference checks, and will then interview qualified candidates. The Company’s other directors will also have an opportunity to meet and interview qualified candidates. The Compensation and Corporate Governance Committee will then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board that a candidate be nominated to the Board.

Shareholder Nominations

The Compensation and Corporate Governance Committee may from time to time consider qualified nominees recommended by shareholders, who may submit recommendations to the Compensation and Corporate Governance Committee through a written notice as described under “Shareholder Proposals” below. Nominees for director who are recommended by shareholders will be evaluated in the same manner as any other nominee for director.

STATEMENT ON CORPORATE GOVERNANCE PRACTICES

The Ontario Securities Commission (the “OSC”) has issued guidelines for effective corporate governance under National Policy 58-201—Corporate Governance Guidelines (the “OSC Guidelines”). The OSC Guidelines deal with matters such as the constitution and independence of corporate boards, their functions, the effectiveness and education of board members, and other items pertaining to sound corporate governance. The OSC has issued National Instrument 58-101—Disclosure of Corporate Governance Practices (the “Instrument”) which requires that each listed company disclose, on an annual basis, its approach to corporate governance by disclosing the information required by the Instrument.

The Company’s Board has adopted a formal mandate outlining its responsibilities. The Directors’ Code of Conduct and the Code of Conduct for the Company’s employees have also been implemented. The mandate and the codes of conduct, along with the charters of each of the Company’s Audit Committee and Compensation and Corporate Governance Committee, may be viewed on the Company’s website at www.madcatz.com. The Company intends to satisfy the disclosure requirement under Form 8-K regarding (1) any amendments to its Codes of Conduct, or (2) any waivers under its Codes of Conduct relating to the Chief Executive Officer and Chief Financial Officer by posting such information on our website at www.madcatz.com.

The Company believes that its corporate governance practices ensure that the business and affairs of the Company are effectively managed so as to enhance shareholder value. The disclosure requirements of the Instrument and a commentary on the Company’s approach with respect to each requirement are set forth below.

Disclosure Requirements	Comments

Disclose the identity of directors who are independent.

Geofrey Myers

Thomas R. Brown

Robert J. Molyneux

William Woodward

For more information about each director, please refer to the section entitled “Election of Directors” on page 6 of this Management Proxy Circular and Proxy Statement.

Disclose the identity of directors who are not independent, and describe the basis for that determination.	Darren Richardson, the President and Chief Executive Officer of the Company, is the only Board member who is considered not independent (as defined in the Instrument). For more information about each director, please refer to the section entitled “Election of Directors” on page 6 of this Management Proxy Circular and Proxy Statement.

Disclose whether or not a majority of directors are independent.	The Board is composed of five directors, a majority of whom are independent (as defined in the Instrument). After consideration of the criteria set forth in the Instrument, the Board has concluded that four of the directors are independent. The remaining director is the President and Chief Executive Officer of the Company.

If a director is presently a director of another issuer that is a reporting issuer (or the equivalent) in a jurisdiction or a foreign jurisdiction, identify both the director and the other issuer.	Geofrey Myers—Silvermet Inc. and Counsel Corporation Thomas R. Brown—American Technology Corporation

Disclose whether or not the independent directors hold regularly scheduled meetings at which non-independent directors and members of management are not in attendance. If the independent directors hold such meetings, disclose the number of meetings held since the beginning of the issuer’s most recently completed financial year end.	The Board meets quarterly and at the end of each meeting of the Board, independent directors meet separately without the President and Chief Executive Officer, who is the only non-independent director.

Disclosure Requirements	Comments

Disclose whether or not the chair of the board is an independent director. If the board has a chair or lead director who is an independent director, disclose the identity of the independent chair or lead director, and describe his role and responsibilities.

Geofrey Myers is the Chairman of the Board and is an independent director.

The Chairman has the responsibility, among other things, of ensuring that the Board discharges its responsibilities effectively. The Chairman acts as a liaison between the Board and the Chief Executive Officer and chairs Board meetings. Further, the Chairman ensures that the non-management members of the Board meet on a regular basis without management being present.

Disclose the attendance record of each director for all board meetings held since the beginning of the issuer’s most recently completed financial year.

Geofrey Myers—7 meetings since April 1, 2006

Darren Richardson—7 meetings since April 1, 2006

Thomas R. Brown—7 meetings since April 1, 2006

Robert J. Molyneux—7 meeting since April 1, 2006

William Woodward—6 meetings since April 1, 2006

Disclose the text of the board’s written mandate.	Please refer to Annex “B” for the Board’s written mandate.

Disclose whether or not the board has developed written position descriptions for the chair and the chair of each board committee. If the board has not developed written position descriptions for the chair and/or the chair of each board committee, briefly describe how the board delineates the role and responsibilities of each such positions.	The Board has developed a written position description for each of the following, as recommended by the OSC Guidelines: Chair of the Board; Chair of the Audit Committee; and Chair of the Compensation and Corporate Governance Committee.

Disclose whether or not the board and CEO have developed a written position description for the CEO. If the board and CEO have not developed such a position description, briefly describe how the board delineates the role and responsibilities of the CEO.	The Board and the Chief Executive Officer have developed a written position description for the Chief Executive Officer.

Briefly describe what measure the board takes to orient new directors regarding:

(i)     the role of the board, its committees and its directors, and

(ii)    the nature and operation of the issuer’s business.

New members receive an information package, a tour of the facilities and are provided with the opportunity to interact with and request briefings from other directors and management.

Briefly discuss what measures, if any, the board takes to provide continuing education for its directors. If the board does not provide continuing education, describe how the board ensures that its directors maintain the skill and knowledge necessary to meet their obligations as directors.	Given the size of the Company and the in-depth public company experience of the members of the Board, there is no formal continuing education program in place. Board members are entitled to attend seminars they determine necessary to keep them up-to-date with current issues relevant to their service as directors of the Company.

Disclosure Requirements	Comments

Disclose whether or not the board has adopted a written code for the directors, officers and employees. If the board has adopted a written code:

(i)     disclose how a person or company may obtain a copy of the code,

(ii)    describe how the board monitors compliance with its code, or if the board does not monitor compliance, explain whether and how the board satisfies itself regarding compliance with its code, and

(iii)  provide a cross-reference to any material change report filed since the beginning of the issuer’s most recently completed financial year that pertains to any conduct of a director or executive officer that constitutes a departure from the code.

The Board has adopted a written code of conduct for its directors, and a written code of conduct for its employees.

(i)     a copy of the Company’s codes of conduct referred to above can be obtained on the Company’s website at www.madcatz.com or alternatively, by written request to the Secretary of the Company, at 181 Bay Street, Suite 2500, Toronto, Ontario, M5J 2T7.

(ii)    Code of conduct for employees: the Company requires all employees to certify receipt of the code upon acceptance of employment and maintains a copy of the code on its intranet for access by employees.

Code of conduct for directors: The Board as a whole monitors compliance by directors with the code.

(iii)  Not applicable.

Describe any steps the board takes to ensure directors exercise independent judgment in considering transactions and agreements in respect of which a director or executive officer has a material interest.	Each director and executive officer is required to fully disclose his or her interest in respect of any transaction or agreement to be entered into by the Company. Once such interest has been disclosed, the Board as a whole determines the appropriate level of involvement the director or executive officer should have in respect of the transaction or agreement.

Describe any other steps the board takes to encourage and promote a culture of ethical business conduct.

Management, supported by the Board, has put structures in place to ensure effective communication between the Company and its stakeholders and the public. The Company provides appropriate disclosure as required by law, and legal counsel reviews all press releases and shareholder reports.

The Board manages the business of the Company on behalf of the shareholders and is responsible for, among other things, strategic planning, monitoring, and management of the Company’s principal risks. Any responsibility that is not delegated to senior management or a committee of the Board remains with the full Board. In addition to those matters, which must by law be approved by the Board, the approval of the Board is required for major transactions or expenditures.

Directors are permitted to contact and engage outside advisors at the expense of the Company.

Describe the process by which the board identifies new candidates for board nomination.	The Board assesses each new candidate by considering his or her competencies and skills based on such candidate’s prior service on the boards of other corporations and his or her corporate background.

Disclosure Requirements	Comments

Disclose whether or not the board has a nominating committee composed entirely of independent directors.	The Board has a Compensation and Corporate Governance Committee composed of three directors, each of whom is independent.

If the board has a nominating committee, describe the responsibilities, powers and operation of the nominating committee.

The Compensation and Corporate Governance Committee (the “Committee”) is responsible for, among other things, identifying and recommending to the Board new candidates for the Board, annually reviewing the credentials of existing Board members to assess their suitability for re-election and ensuring the provision of an appropriate orientation and education program for new recruits to the Board and continuing education for Board members.

The Committee meets as often as is necessary to carry out its responsibilities.

The Committee will be permitted access to all records and corporate information that it determines to be required in order to perform its duties.

Describe the process by which the board determines compensation for the issuer’s directors and officers.	Please refer to the section entitled “Compensation Discussion and Analysis” on page 28 of this Management Proxy Circular and Proxy Statement.

Disclose whether or not the board has a compensation committee composed entirely of independent directors.	The Board has a Compensation and Corporate Governance Committee composed of three directors, each of whom is independent.

If the board has a compensation committee, describe the responsibilities, powers and operation of the compensation committee.

The Compensation and Corporate Governance Committee (the “Committee”) is responsible for, among other things, reviewing the recruitment, appointment and termination of the Company’s senior management group, reviewing the annual salary of the Chief Executive Officer, reviewing the senior management group’s employment agreements and reviewing the adequacy and form of compensation of Board members and Board committee members in light of the responsibilities and risks involved in being a director, in the case of the Board, and a chairman, in the case of Board committees.

The Committee meets as often as is necessary to carry out its responsibilities.

The Committee will be permitted access to all records and corporate information that it determines to be required in order to perform its duties.

Disclosure Requirements	Comments

If a compensation consultant or advisor has, at any time since the beginning of the issuer’s most recently completed financial year, been retained to assist in determining compensation for any of the issuer’s directors and officers, disclose the identity of the consultant or advisor and briefly summarize the mandate for which they have been retained. If the consultant or advisor has been retained to perform any other work for the issuer, state that fact and briefly describe the nature of the work.	Not applicable.

If the board has standing committees other than the audit, compensation and nominating committees, identify the committees and describe their function.	Not applicable.

Disclose whether or not the board, its committees and individual directors are regularly assessed with respect to their effectiveness and contribution. If assessments are regularly conducted, describe the process used for the assessments. If assessments are not regularly conducted, describe how the board satisfies itself that the board, its committees, and its individual directors are performing effectively.	In order to assess the effectiveness and contribution of the Board and Board committees, the Compensation and Corporate Governance Committee reviews, on an annual basis, the size and composition of the Board and Board committees and makes appropriate recommendations to the Board. This review process comprises board effectiveness, board and committee structure, board processes as well as director and committee evaluations.

The audit committee should be composed entirely of independent directors and should have a specifically defined mandate.	The Board has appointed an Audit Committee composed of three directors, each of whom is independent. The Audit Committee has a written charter, which can be found on the Company’s website at www.madcatz.com. For more information, please refer to the section entitled “Committees of the Board of Directors—Audit Committee” above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of August 8, 2007, 54,873,549 shares of Common Stock of the Company have been issued and are outstanding as fully paid and non-assessable, and carrying a right to one vote per share. The following table sets forth certain information regarding beneficial ownership of or control or direction over the Company’s Common Stock as of August 8, 2007, by (i) each shareholder known by the Company to be a beneficial owner of more than 5% of any class of the Company’s voting securities or to exercise control or direction over 10% or more of the shares of the Company’s outstanding Common Stock, (ii) each director and nominee of the Company, (iii) the Chief Executive Officer and each additional executive officer named in the summary compensation table under “Executive Compensation” below and (iv) all directors, nominees and executive officers of the Company as a group. The Company believes that, except as otherwise noted, each individual named has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by such individual. Unless otherwise indicated, the business address of each named person is c/o Mad Catz, Inc., 7480 Mission Valley Road, Suite 101, San Diego, California 92108.

Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Common Stock Outstanding(2)
Gruber & McBaine Capital Management Group, LLC 50 Osgood Place San Francisco, CA 94133(3)	3,302,550	6.0%
Geofrey Myers	125,000	*
Thomas R. Brown	125,000	*
Robert J. Molyneux	125,000	*
William Woodward	82,360	*
Darren Richardson	900,000	1.6%
Stewart Halpern	50,000	*
Whitney Peterson	210,000	*
Jon Middleton	—	*
All Officers and Directors as a Group (10 persons)	1,642,360	2.9%

*	Less than one percent.
(1)	As to each person or group in the table, the table includes the following shares issuable upon exercise of options that are exercisable within 60 days from August 8, 2007: Geofrey Myers: 125,000; Thomas R. Brown: 125,000; Robert J. Molyneux: 125,000; Darren Richardson: 800,000; Whitney Peterson: 160,000; and Warren Cook: 100,000.
(2)	All percentages are calculated based upon the total number of shares outstanding of 54,873,549 shares of the Company as of August 8, 2007, plus the number of options presently exercisable or exercisable within 60 days of August 8, 2007 by the named security holder.
(3)	Based on information provided in a Schedule 13G, dated January 29, 2007, filed with the Securities and Exchange Commission by Gruber & McBaine Capital Management LLC (“GMCM”), an investment adviser, Jon D. Gruber and J. Patterson McBaine, the Managers, controlling persons and portfolio managers of GMCM, and Eric B. Swergold, the control person of Lagunitas, an investment limited partnership of which GMCM is the general partner. They report that as of December 31, 2006, the reporting persons had shared voting and dispositive power of 2,842,100 shares, Mr. Gruber had sole voting and dispositive power of 263,600 shares, and Mr. McBaine had sole voting and dispositive power of 196,850 shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Objectives and Overview

The Company seeks to provide total compensation to its executive officers that is commensurate with responsibilities and competitive in terms of total potential value, and that is tailored to the unique characteristics of the Company, in order to create an executive compensation program that adequately rewards executive officers for their roles in creating value for the Company’s stockholders. In the video game and entertainment accessory and software industry, where the Company competes for talent, base salary, annual cash bonuses, long-term equity compensation and employee perquisites are significant components of a competitive executive compensation program. The Company intends to be competitive with other similarly situated companies in its industry to permit it to attract and retain individuals with the skills necessary for the Company to execute its business plan.

In structuring its compensation program for executive officers, including the named executive officers who appear in the compensation tables following this Compensation Discussion and Analysis, the Company’s fundamental objectives are to:

•	Attract and retain talented executive officers who can contribute to the achievement of the Company’s goals, most notably, the increase in shareholder value;

•	Align the interests of the Company’s executive officers with the near, medium and long-term goals of the Company and the Company’s shareholders, employees and other stakeholders;

•	Focus executives on achievement of the Company’s goals in a manner that fosters team performance and team focus;

•	Reward superior performance by the Company as a whole, and to a lesser extent superior individual performance; and

•	Accomplish these objectives effectively while managing the total cost of the Company’s executive compensation plan.

To accomplish these objectives the Company employs two overarching principles in structuring its executive compensation. First, the Company believes that a significant portion of an executive’s overall compensation opportunity should be at risk and based upon the performance of the Company. As a result, if the Company fails to achieve its financial goals, and/or if the Company’s share price does not increase, significant portions of the total executive compensation package are not realized. The Company implements this principle by using variable elements, such as performance-based cash bonuses and equity incentive awards, as a significant portion of the total executive compensation package. Second, in structuring the performance-based elements of its compensation program, the Company seeks predominantly to reward overall performance by the Company, and only to a lesser extent, to reward individual executive performance. The Company believes this is appropriate to foster an environment of team work and to maximize the performance of the Company as a whole, as opposed to individuals within the Company. As a result, two significant variable components of executive compensation, namely management bonus plan awards and equity incentive awards, are most heavily weighted to Company goals and Company performance. The bonus plan rewards achievement of stated Company financial metrics, with individual performance playing a smaller role. Equity awards are intended to align the incentives of the recipients with those of the Company’s shareholders.

Designing the Executive Compensation Program

The Company’s executive compensation program is designed and implemented principally by the Compensation and Corporate Governance Committee with input from a number of sources, including the full Board, the Company’s Chief Executive Officer and such additional compensation information as the

Compensation and Corporate Governance Committee deem appropriate. The Compensation and Corporate Governance Committee does not delegate, to management or any other parties, its duties to review the Company’s executive compensation program, which it reviews annually.

In determining compensation for executive officers, the Compensation and Corporate Governance Committee annually reviews information which it deems relevant. The Compensation and Corporate Governance Committee also evaluates the Company’s performance and generally determines whether the compensation elements and levels that it provides to its executive officers are appropriate relative to their counterparts, in light of each executive officer’s individual contribution to the Company’s performance. The Compensation and Corporate Governance Committee does not believe that it is appropriate to establish compensation levels based on compensation provided by other companies. Instead, the Compensation and Corporate Governance Committee relies upon its judgment in making compensation decisions, after reviewing the performance of the Company and carefully evaluating each executive officer’s individual performance and the Company’s performance during the year.

The Compensation and Corporate Governance Committee directly determines the compensation package provided to the Chief Executive Officer based on the Chief Executive Officer’s individual performance and the performance of the Company, receiving input as it deems appropriate. In addition to being reviewed and approved by the Compensation and Corporate Governance Committee, the compensation package for the Company’s Chief Executive Officer is reviewed and approved by the full Board, other than the Company’s Chief Executive Officer. For named executive officers other than the Chief Executive Officer, as well as for the Company’s other executive officers, the Company’s Chief Executive Officer makes recommendations for each individual’s compensation package to the Compensation and Corporate Governance Committee. In making these recommendations the Chief Executive Officer considers the individual’s performance, the individual’s contribution to Company performance and input from the Company’s Human Resources Department. The Compensation and Corporate Governance Committee discusses these recommendations with the Chief Executive Officer. The Committee further reviews and discusses these recommendations in executive session without any members of management present.

Elements of Executive Compensation

The Company seeks to achieve the objectives of its executive compensation program through a mix of cash and equity compensation, plus appropriate health, welfare and other benefits. The specific elements of executive compensation are described below:

Base Salary. The Company provides base salary to provide a stable annual salary at a level consistent with what it believes to be approximately the middle of the range of the “market rate” for the functions performed for companies with characteristics similar to those of the Company. Base salary for executive officers, including the Company’s Chief Executive Officer, is determined on the date of hire, and evaluated annually thereafter or on any material change of duties, position, or in the market for compensation of such executive officers. In determining base salary for executive officers, the Compensation and Corporate Governance Committee considers individual and Company performance, potential of the executive officer to contribute to the long-term success of the Company, scope of responsibilities, experience and competitive salary practices.

Annual Cash Bonuses. In addition to base salary, a substantial portion of total potential compensation for executive officers may be provided through the opportunity to earn annual cash bonuses. Annual performance bonuses are intended to motivate executives to achieve the Company’s short-term goals, and are directly tied to meeting one or more pre-established company financial goals and on individual executive performance. Cash bonus award payments are based upon the degree of success in meeting these goals. In June 2007, the Compensation and Corporate Governance Committee adopted a bonus award program for executive officers and employees based upon achievement of total Company financial performance goals and individual performance objectives. For executives that report to our Chief Executive Officer 75% of each executive’s target bonus potential is based on the total company performance goals and 25% is based on individual performance goals. In

December 2006, the Board approved bonus awards to the executive officers based on expected fiscal year 2007 Company performance. The bonuses were increased in June 2007 to reward and reflect the substantial improvement in the Company’s 2007 performance against prior year results and expectations.

Long-Term Incentive Compensation. Long-term incentive compensation generally includes awards granted under the Company’s stock option plan. Stock options are the only awards available for grant under the Company’s stock option plan. The objective of equity compensation awards is to align executive officers’ interests with the longer term interests of shareholders. These awards, which are at risk and dependent on the creation of incremental shareholder value over several years, represent a portion of the total compensation opportunity provided for the executive officers. Award sizes are based on level of responsibility, the individual’s potential to make significant contributions to the Company, individual performance, and award levels at other similar companies.

Other Benefits Programs. The Company’s executive compensation program also includes what it believes to be competitive benefits plans and programs, including a 401(k) savings plan and health and welfare benefits, such as medical, dental, vision care and life insurance benefits. In addition, from time to time, the Company provides executive officers with perquisites and other personal benefits that it and the Compensation and Corporate Governance Committee believe are reasonable and consistent with its overall compensation philosophy to enable the Company to attract and retain the services of high-quality executive officers. The Compensation Committee periodically reviews the types and levels of perquisites that are provided to executive officers. Mr. Richardson is also provided a car allowance.

Severance Benefits. Upon termination of employment, most of our executive officers are entitled to receive severance payments under employment agreements or offer letters. In determining whether to approve and setting the terms of such severance arrangements, the Compensation and Corporate Governance Committee recognizes that executives, especially highly ranking executives, often face challenges securing new employment following termination. In addition, severance benefits are a component of compensation packages that are competitive with those of the Company’s competitors. The Compensation and Corporate Governance Committee reviews and determines the severance benefits provided to executive officers in connection with reviewing employment agreements and offer letters. Information regarding the severance benefits to which our named executive officers are eligible is provided under the heading “Employment Agreements; Potential Payments Upon Termination or Change-in-Control” below.

Section 162(m) Treatment Regarding Performance-Based Equity Awards

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, a public company is generally denied deductions for compensation paid to the chief executive officer and the next four most highly compensated executive officers to the extent the compensation for any such individual exceeds one million dollars for the taxable year. The Company’s executive compensation programs are designed to preserve the deductibility of compensation payable to executive officers, although deductibility will be only one among a number of factors considered in determining appropriate levels or types of compensation.

Conclusion

With compensation based on annual base salary, performance-based bonuses, long term equity incentives and employee perquisites and severance arrangements, the Company seeks to achieve its executive compensation goals with a plan that is designed to be simple, clear and understandable to employees and investors, and without the more complex types of compensation practices used by some companies. No loans or loan policy exists with respect to executive officers. There are no deferred compensation programs in effect aside from the qualified Section 401(k) plan and no Supplemental Executive Retirement Plan or similar plans exist for executive officers. While future events may dictate the addition of different or additional compensation methods, there is no present plan to change the simple compensation policy now in effect.

Compensation and Corporate Governance Committee Report

The Compensation and Corporate Governance Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussions, the Compensation and Corporate Governance Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and in the Company’s Proxy Statement for the 2007 Annual and Special Meeting of Shareholders.

The Compensation Committee

Geofrey Myers, Chair

Robert J. Molyneux

William Woodward

Summary Compensation Table

The table below summarizes the total compensation paid or earned by the Company’s Chief Executive Officer, Chief Financial Officer and each of its three other most highly compensated executive officers, the named executive officers, for the fiscal year ended March 31, 2007.

Name and Principal Position	Year	Salary	Bonus(1)		Option Awards(2)	All Other Compensation		Total
Darren Richardson President,	2007	$373,557	$225,000		$122,274	$16,500	(3)	$737,331
Chief Executive Officer and Director

Stewart Halpern(4)	2007	42,404	22,500		5,148	25,346	(5)	95,398
Chief Financial Officer

Whitney Peterson	2007	209,327	126,000		60,770	—		369,097
Vice President and General Counsel

Jon Middleton	2007	199,519	145,000	(6)	23,208	—		367,727
Vice President—Business Development

Cyril Talbot III(7)	2007	108,963	—		—	—		108,963
Former Chief Financial Officer

Warren Cook(8)	2007	200,000	50,000		26,814	14,950	(3)	291,764
Former Senior Vice President

(1)	Represents bonuses approved by the Board of Directors and paid in the first quarter of fiscal 2008 relating to the performance of the Company in fiscal 2007.
(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended March 31, 2007, in accordance with SFAS 123R. Assumptions used in the calculation of these amounts are included in footnote 1 to our audited financial statements for the fiscal year ended March 31, 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 29, 2007.
(3)	Includes amounts related to auto allowances and 401(k) employer matches.
(4)	Mr. Halpern joined the Company in January 2007. The salary amount represents salary actually earned by Mr. Halpern during fiscal year 2007, based on an annual rate of $225,000.
(5)	This amount includes a $25,000 relocation allowance paid to Mr. Halpern in accordance with his employment agreement, effective December 20, 2006.
(6)	Also includes a $25,000 bonus earned by Mr. Middleton’s in fiscal 2006 that was paid in fiscal 2007.
(7)	Mr. Talbot resigned from the Company in August 2006. The salary amount represents salary actually earned by Mr. Talbot prior to his resignation.
(8)	Mr. Cook resigned from the Company in June 2007.

Grant of Plan-Based Awards

The following table contains information regarding options granted during the fiscal year ended March 31, 2007 to the Company’s named executive officers.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards(1)		Grant Date Fair Value of Stock Option Awards
Darren Richardson	9/20/06	—	500,000	C$	0.46	105,000
	10/13/06	—	500,000		0.56	132,240
Stewart Halpern	1/16/07	—	220,000		0.78	82,368
Warren Cook	9/20/06	—	100,000		0.46	21,000
	10/13/06	—	175,000		0.56	42,800
Whitney Peterson	9/20/06	—	260,000		0.46	54,600
	10/13/06	—	175,000		0.56	48,144
Jon Middleton	9/20/06	—	100,000		0.46	17,000
	10/13/06	—	175,000		0.56	48,720

(1)	Exercise prices are stated in Canadian Dollars.

Outstanding Equity Awards At Fiscal Year-End

The following table contains information regarding unexercised options for each named executive officer outstanding as of March 31, 2007.

Name	Option Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price(1)		Option Expiration Date
	Exercisable	Unexercisable
Darren Richardson	500,000	—	—	C$	0.92	04/01/2009
	300,000	—	—		0.46	09/20/2011
	—	500,000	—		0.56	10/13/2011
Stewart Halpern	—	220,000	—		0.78	01/16/2012
Warren Cook	100,000	—	—		0.46	09/20/2011
	—	175,000	—		0.56	10/13/2011
Whitney Peterson	260,000	—	—		0.46	09/20/2011
	—	175,000	—		0.56	10/13/2011
Jon Middleton	66,666	—	—		0.90	06/08/2009
	100,000	—	—		0.46	09/20/2011
	—	175,000	—		0.56	10/13/2011

(1)	Exercise prices are stated in Canadian Dollars.

Compensation of Directors

The following table shows all the fees earned or cash paid by the Company during the fiscal year ended March 31, 2007 to the Company’s non-employee directors, including to non-employee directors who resigned during the fiscal year. No option and restricted stock awards, long-term incentive plan payouts or other types of payments, other than the amount identified in the chart below, were paid to these directors during the fiscal year ended March 31, 2007.

Name	Fees Earned or Paid in Cash	Option Awards(1)	All Other Compensation	Total
Geofrey Myers	$80,000	$26,250	—	$106,250
Thomas R. Brown	56,118	$26,250	—	82,368
Robert J. Molyneux	39,448	$26,250	—	65,698
William Woodward	38,146	$26,250	—	64,396
Patrick Brigham (2)	13,022	—	—	13,022
Andrew Redmond (2)	13,022	—	—	13,022
Donald Lenz (2)	15,000	—	—	15,000

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended March 31, 2007, in accordance with SFAS 123R. Assumptions used in the calculation of these amounts are included in footnote 1 to our audited financial statements for the fiscal year ended March 31, 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 29, 2007.
(2)	Messrs. Brigham, Redmond and Lenz resigned during the fiscal year ended March 31, 2007.

The Company’s non-employee directors receive the following compensation for board service: $35,000 annual retainer; $20,000 additional annual retainer to the Chairman of the Board; $10,000 additional annual retainer to the Audit Committee chair; and $5,000 additional annual retainer to the Compensation and Corporate Governance Committee chair. In addition, non-employee directors receive $2,500 for each Board meeting attended in person, $500 for each Board meeting attended by telephone that is shorter than 2 hours and $1,000 for each Board meeting attended by telephone that is longer than 2 hours. Members of the Audit Committee also receive $1,500 for each committee meeting attended and members of the Compensation and Corporate Governance Committee receive $1,000 for each committee meeting attended. Non-employee directors also receive an annual option grant of 50,000 shares of common stock.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding all of the Company’s equity compensation plans as of March 31, 2007.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted-average exercise price of outstanding options, warrants, and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	3,605,500		$0.54	320,323
Equity compensation plans not approved by security holders	0		0	0

Total	3,605,500	(1)	$0.54	320,323

Employment Contracts; Potential Payments Upon Termination or Change-in-Control

Certain of the Company’s executive officers whose compensation is required to be reported in the Summary Compensation Table are parties to written employment agreements with the Company. Among other things, these employment agreements contain severance and other provisions that will provide for payments to the executive officer following termination of employment with the Company. A summary of the employment agreements with our executive officers follows:

Darren Richardson

The Company is party to an employment agreement with Mr. Richardson, pursuant to which Mr. Richardson serves as President and Chief Executive Officer of the Company and Mad Catz, Inc. Under the terms of the amended employment agreement, Mr. Richardson’s annual base salary is currently $387,375. The agreement provides for a three-year term and thereafter automatically renews for successive one-year periods unless either party gives prior notice of termination. The agreement has been extended for a one-year period. If, during the term of the agreement, there is a termination of employment without cause or in certain other specified circumstances, Mr. Richardson will be entitled to receive one year’s salary. These specified circumstances include where there has occurred a change of control in the Company or its wholly owned subsidiary Mad Catz, Inc.

Stewart Halpern

The Company is party to an employment agreement with Stewart Halpern, pursuant to which Mr. Halpern serves as Chief Financial Officer of the Company and Mad Catz, Inc. Under the terms of the employment agreement, Mr. Halpern’s annual base salary is currently $251,856. The agreement provides for a three-year term and thereafter automatically renews for successive one-year periods unless either party gives prior notice of termination. If, during the term of the agreement, there is a termination of employment either without cause or in certain other specified circumstances, Mr. Halpern will be entitled to receive one year’s salary. These specified circumstances include where there has occurred a change of control in Mad Catz Interactive, Inc. or its subsidiary Mad Catz, Inc.

Whitney Peterson

The Company is a party to an employment agreement with Whitney Peterson, pursuant to which Mr. Peterson serves as Vice President Corporate Development and General Counsel of Mad Catz, Inc. Under the terms of the employment agreement, Mr. Peterson’s annual base salary is currently $216,930. The agreement provides for a three-year term and thereafter automatically renews for successive one-year periods unless either party gives prior notice of termination. If, during the term of the agreement, there is a termination of employment either without cause or in certain other specified circumstances, Mr. Peterson will be entitled to receive one year’s salary. These specified circumstances include where there has occurred a change of control in Mad Catz Interactive, Inc. or its subsidiary Mad Catz, Inc.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The members of the Company’s Compensation and Corporate Governance Committee during fiscal 2007 were Geofrey Myers, Robert J. Molyneux and William Woodward. No member of the Company’s Compensation and Corporate Governance Committee is a current or former officer or employee of the Company or any of its subsidiaries, and no director or executive officer is a director or executive officer of any other public corporation that has a director or executive officer who is also a director of the Company.

RELATED PERSON TRANSACTIONS

Related Party Transaction Approval Policy

The Board recognizes that related party transactions can present conflicts of interest and questions as to whether the transactions are in the best interest of the Company. Accordingly, the Board has adopted a policy and procedures for the review, approval and ratification of such transactions. For purposes of this policy, a “related party transaction” is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, that is reportable under the Securities and Exchange Commission’s rules regarding related party transactions.

Under this policy, a related party transaction should be approved or ratified based upon a determination that the transaction is in, or not opposed to, the best interest of the Company. The policy provides for the Compensation and Corporate Governance Committee to review and approve a transaction involving a director or the Chief Executive Officer, and for the Chief Executive Officer to review and approve a transaction involving any executive officer (other than the Chief Executive Officer and any executive who is also a director). Notice of a decision by the Chief Executive Officer to approve a related party transaction should be sent to the Compensation and Corporate Governance prior to finalizing the transaction, which may seek more information or call a meeting to review the transaction in greater detail. If a director or executive officer becomes aware of a transaction that should have been but was not approved in advance under this policy, he or she should report the transaction to whomever would have approved the transaction had it been submitted for advance approval. If the transaction is ongoing and revocable, it should be reviewed to determine whether ratification or other action should be taken. If the transaction is completed and not revocable, it should be evaluated to determine if any mitigation or other action should be taken. The Company’s related party transaction policy also provides that certain transactions that meet the criteria set forth in the policy have standing pre-approval.

Management is expected to report to the Compensation and Corporate Governance any transaction with a related party that is not covered by this policy because it is not reportable under the SEC rules or that involves employment of an immediate family member not reported to the Compensation and Corporate Governance in advance as described above.

Certain Relationships and Related Person Transactions

From April 1, 2006 to the present, there have been no (and there are no currently proposed) transactions in which the amount involved exceeded $120,000 to which the Company or any of its subsidiaries was (or is to be) a participant and in which any executive officer, director, nominee for director, 5% beneficial owner of the Company’s Common Stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest. Geofrey Myers, a director of the Company, is a partner of Lang Michener LLP, a law firm we retained to perform certain legal services in fiscal years 2006 and 2007. We paid Lang Michener LLP $113,069 for legal services in fiscal year 2006 and $56,753 in fiscal year 2007. These fees did not exceed 5% of Lang Michener LLP’s total revenues in either year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Each director, executive officer of the Company, and person who owns more than 10% of a registered class of the Company’s equity securities is required by Section 16(a) of the Securities Exchange Act of 1934 to report to the Securities and Exchange Commission (the “SEC”) his or her transactions in the Company’s securities. Regulations promulgated by the SEC require the Company to disclose in this Management Proxy Circular and Proxy Statement any reporting violations with respect to the 2007 fiscal year, which came to the Company’s attention based on a review of the applicable filings required by the SEC to report such status as an officer or director or such changes in beneficial ownership as submitted to the Company. These statements are based solely on a review of the copies of such reports furnished to the Company by its officers, directors and security holders and a representation that such reports accurately reflect all reportable transactions as holdings. Other than Form 4s for each of our officers and directors for option grants that should have been filed on or before September 22, 2006, which were actually filed on October 5, 2006 and October 10, 2006, we believe that our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, have complied with all filing requirements of Section 16(a) for fiscal year 2007 applicable to such persons.

SHAREHOLDER PROPOSALS

Shareholders wishing to submit proposals on matters appropriate for shareholder action to be presented at Mad Catz’ annual meeting of shareholders may do so in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to its 2008 Annual Meeting of Shareholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company at its principal executive offices no later than April 15, 2008. Shareholders wishing to bring a proposal before the 2008 Annual Meeting of Shareholders in accordance with Canadian laws must provide written notice of such proposal to our Corporate Secretary at the principal executive offices of the Company no later than May 10, 2008.

OTHER MATTERS

The Board does not intend to bring any other business before the Meeting, and so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. In addition to the scheduled items of business, the meeting may consider shareholder proposals (including proposals omitted from the Management Proxy Circular and Proxy Statement and form of Proxy pursuant to the proxy rules of the SEC) and matters relating to the conduct of the meeting. As to any other business that may properly come before the meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended March 31, 2007, as filed by us with the SEC (excluding exhibits), is a portion of the Annual Report that is being mailed, together with this Management Proxy Circular and Proxy Statement, to all shareholders entitled to vote at the Meeting. However, such Annual Report, including the Annual Report on Form 10-K, is not to be considered part of this proxy solicitation material.

COPIES OF THE ANNUAL REPORT ON FORM 10-K (INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES) MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE SECRETARY OF THE COMPANY, 181 Bay Street, Suite 2500, Toronto, Ontario M5J 2T7. A request for a copy of the Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of common stock of the Company on the Record Date. Exhibits to the Form 10-K, if any, will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

ADDITIONAL INFORMATION

Additional information relating to the Company may be found on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. Shareholders may contact the Secretary of the Company, 181 Bay Street, Suite 2500, Toronto, Ontario M5J 2T7 to obtain free of charge, copies of the Company’s financial statements and Management’s Discussion and Analysis (“MD&A”). Financial information is provided in the Company’s comparative financial statements and MD&A for the Company’s most recently completed financial year.

The contents and sending of this Management Proxy Circular and Proxy Statement have been approved by the Board of Directors of the Company.

By Order of the Board of Directors

San Diego, California	Darren Richardson,
President and Chief Executive Officer

August 8, 2007

Annex A

MAD CATZ INTERACTIVE, INC.

STOCK OPTION PLAN—2007

ARTICLE I—DEFINITIONS

Section 1: Definitions. When used in this Plan, unless the context otherwise requires:

(a)	“Act” means the Securities Act (Ontario) as the same may be amended, re-enacted or replaced from time to time;

(b)	“Associate” shall have the meaning given to it under the Act;

(c)	“Board of Directors” means the Board of Directors of the Corporation and reference without more to action by the Board of Directors shall mean action by the Directors as a Board;

(d)

“Change of Control” means (i) a merger or consolidation of the Corporation with or into another corporation or any other entity or the exchange of substantially all of the outstanding stock of the Corporation for shares of another entity or other property in which, after any such transaction the prior shareholders of the Corporation own less than fifty percent (50%) of the voting shares of the continuing or surviving entity, (ii) the sale of all or substantially all of the assets of the Corporation, (iii) any “person” (as used in Section 13(d) and 14(d) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities of the Corporation representing more than fifty percent (50%) of the voting power of the Corporation’s then outstanding securities or (iv) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with Corporation to effect a Change of Control) whose election by the Board or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(e)	“Code” means the United States Internal Revenue Code of 1986, as amended;

(f)	“Compensation Committee” means the compensation committee of the Board of Directors as the same may be constituted from time to time by the Board of Directors and any committee in succession to the compensation committee;

(g)	“Consultant” means a person that is engaged to provide services (other than services provided in relation to a distribution of securities) to the Corporation or any Subsidiary pursuant to a written contract and who in the opinion of the Compensation Committee or the Board of Directors spends or will spend a significant amount of time and attention on the business and affairs of the Corporation or any Subsidiary;

(h)	“Corporation” means Mad Catz Interactive, Inc. and includes any successor corporation thereto;

(i)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, as the same may be further amended, re-enacted or replaced from time to time;

(j)	“Insider” means an “insider” as defined in the Act (and such person’s Associates) but excluding any person who falls within that definition solely by virtue of being a director or senior officer (as such term is defined in the Act) of a Subsidiary, provided however that such exclusion will not apply to a director or senior officer of a Subsidiary:

(i)	which is a “major subsidiary” as defined in National Instrument-55-101-Insider Reporting Exemptions; or

(ii)	who in the ordinary course receives or has access to information as to material facts or material changes concerning the Corporation before the material facts or material changes are generally disclosed;

(k)	“ISO” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto;

(l)	“NI 45-106” means National Instrument 45-106 – Prospectus and Registration Exemptions of the Canadian Securities Administrators, as the same may be amended from time to time;

(m)	“Option or Options” means an option or options granted pursuant to the Plan;

(n)	“Optionee” means a person to whom an Option has been granted under the Plan for so long as such Option remains outstanding;

(o)	“Outstanding Issue” means at any time, the number of Shares then issued and outstanding;

(p)	“Plan” means this Stock Option Plan – 2007 as from time to time amended or supplemented as herein provided;

(q)	“Share Compensation Arrangements” means any compensation or incentive mechanism involving the issuance or potential issuance of securities of the Corporation, including a purchase from treasury of securities of the Corporation where the purchase is financially assisted by the Corporation, a stock option, a stock option plan, a stock purchase plan if the Corporation provides financial assistance or matches in whole or in part the securities being purchased and a stock appreciation right involving the issuance of Shares from treasury;

(r)	“Shares” means the common shares in the capital of the Corporation as presently constituted;

(s)	“Subsidiary” means in respect of the Corporation, any corporation that is a “subsidiary” as defined in the Act;

(t)	“Trading Blackout” shall have the meaning set out in Section 3.7 hereof; and

(u)	“U.S. Optionee” means any Optionee who is a citizen or resident of the United States (including its territories, possessions and all areas subject to its jurisdiction).

ARTICLE II—OPTIONS

Section 2.1: Shares Available. The Board of Directors may from time to time grant and may delegate to the Compensation Committee authority to grant, in accordance with this Plan, Options to purchase Shares provided that the number of Shares reserved for issuance at any time pursuant to outstanding Options shall not exceed twelve percent (12%) of the Outstanding Issue at such time. The Compensation Committee may from time to time delegate to the Chief Executive Officer of the Corporation the authority to allocate Options among non-management employees within such terms of reference and scope as are determined by the Compensation Committee.

Section 2.2: Option Price. The price (expressed either in the currency of Canada or of the United States of America, as may be determined by the Board of Directors or the Compensation Committee) at which Shares may be purchased under any Option granted pursuant to this Plan shall be determined by the Board of Directors on the recommendation of the Compensation Committee or by the Compensation Committee (if so authorized by the Board of Directors), provided that the price per Share shall in no circumstances be less than the closing sale price of the Shares on The Toronto Stock Exchange (or on any other Stock Exchange on which the Corporation’s Shares are then listed) on the last trading day prior to the effective date of grant of such Option and if there is no such closing price, then the price per Share shall be not less than the simple average of the closing bid and ask prices on The Toronto Stock Exchange (or on any other Stock Exchange on which the Corporation’s Shares are then listed) of the Shares on the last trading day prior to the effective date of grant of such Option. In no instance shall the effective date of grant be earlier than the actual date of grant.

Section 2.3: Adjustments. If prior to the complete exercise of any Option there shall be declared and paid a stock dividend upon the Shares of the Corporation or if such Shares shall be consolidated or subdivided or converted, exchanged or reclassified, or in any way substituted for, including without limitation, pursuant to an amalgamation, arrangement or merger, then the Option, to the extent that it has not been exercised, shall entitle the Optionee upon the future exercise of the Option to such number and kind of securities or other property, subject to the terms of the Option, to which the Optionee would have been entitled had the Optionee actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, consolidation, conversion, subdivision, exchange, reclassification or substitution; and the aggregate purchase price upon the future exercise of the Option shall be the same as if originally optioned Shares of the Corporation were being purchased hereunder. If any such event should occur, the number of Shares reserved for issuance pursuant to the Plan shall be similarly adjusted.

Section 2.4: Expiry of Options. If any Option shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto may again be used for the purposes of the Plan.

Section 2.5: Time of Issuance of Options. The Board of Directors or the Compensation Committee (if authorized by the Board of Directors) may at any time and from time to time grant Options pursuant to this Plan. Subject to the provisions of Section 2.6, nothing herein shall be construed to prohibit the granting of Options at different times to the same person.

Section 2.6: Persons Eligible. Persons eligible to receive Options shall be directors, officers and employees of or Consultants to the Corporation or of any Subsidiary who demonstrate the potential of becoming key personnel of, or performing valuable services for, the Corporation and/or a Subsidiary, in each case as the Board of Directors, on the recommendation of the Compensation Committee or the Compensation Committee (if authorized by the Board of Directors), may determine.

Notwithstanding anything to the contrary contained in the Plan, no Options may be granted to Insiders if such Options, together with any other Share Compensation Arrangements could result in:

(i)	the number of Shares reserved for issuance pursuant to Share Compensation Arrangements and issuable to Insiders collectively exceeding 10% of the Outstanding Issue; or

(ii)	the issuance to Insiders pursuant to Share Compensation Arrangements, collectively within the 12 months immediately preceding or 12 months immediately following the date of grant of such Options, of a number of Shares exceeding 10% of the Outstanding Issue.

Section 2.7: Number of Shares to be Optioned. The number of Shares to be optioned to any person shall be determined by the Board of Directors or the Compensation Committee (if authorized by the Board of Directors) in its sole discretion.

Section 2.8: Form of Options. An Option Agreement, in the form or substantially in the form set out in the schedule hereto, signed by the Chief Executive Officer, the Chief Financial Officer or such other officer of the Corporation as the Board of Directors may from time to time determine, shall be issued to each person to whom an Option is granted.

Section 2.9: Assignability of Options. Options and all rights thereunder may be assigned and transferred by the Optionee upon written notice to the Corporation to the following persons:

(a)	a trustee, custodian or administrator acting on behalf of, or for the benefit of the Optionee;

(b)	a Registered Retirement Savings Plan (“RRSP”) or a Registered Retirement Income Fund (“RRIF”) of the Optionee;

(c)	a “holding entity” of the Optionee, as defined in NI 45-106;

(d)	a spouse of the Optionee;

(e)	a trustee, custodian or administrator acting on behalf of, or for the benefit of the spouse of the Optionee;

(f)	a holding entity of the spouse of the Optionee, as defined in NI 45-106;

(g)	a RRSP or a RRIF of the spouse of the Optionee; and

(h)	to the legal personal representatives of a deceased Optionee, as provided in Section 3.6 hereof.

Except as hereinbefore provided, the Options and all rights thereunder shall be non-assignable and non-transferable by the Optionee and may not be pledged, hypothecated, charged or otherwise encumbered.

Section 2.10: Foreign Participants. In order to assure the viability of Options granted to Optionees employed in foreign countries, the Board of Directors or the Compensation Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Board of Directors may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall amend the Plan or any Option in a manner requiring shareholder approval under Section 7.1(b) unless such shareholder approval is obtained.

ARTICLE III—EXERCISE OF OPTIONS

Section 3.1: Term and Vesting. The Board of Directors, on the recommendation of the Compensation Committee or the Compensation Committee (if authorized by the Board of Directors), shall determine the term during which each Option may be exercised (the last day of such term is herein referred to as the “Normal Expiry Date”) provided however that such term shall not exceed ten (10) years, subject to earlier termination as herein provided. The Board of Directors, on the recommendation of the Compensation Committee or the Compensation Committee (if authorized by the Board of Directors), shall determine at the time of grant the extent to which any Option may be exercised during the term of the Option. In the absence of such determination by the Board of Directors or the Compensation Committee:

(a)	An Option granted to a member of the Board of Directors shall vest and be exercisable immediately following the grant of such Option; and

(b)	An Option granted to any person other than a member of the Board of Directors, shall not vest and shall not be exercisable during the first year following the date of grant. 25% of the shares underlying such Option shall vest and become exercisable on the first anniversary of the date of grant and the remainder shall vest and become exercisable in 36 equal monthly installments, such that the Option will, in the absence of an earlier termination pursuant to Section 3.6 hereof, be fully vested and fully exercisable 48 months following the grant date of the Option.

Section 3.2: How Exercisable. An Option shall be exercisable by the Optionee from time to time by notice in writing to the Chief Executive Officer or Chief Financial Officer of the Corporation (or such other person as the Board of Directors or the Compensation Committee (if authorized by the Board of Directors) may from time to time appoint for purposes of receiving same) specifying the number of Shares to be purchased under such Option and accompanied by full payment, in the manner provided in Section 3.3, of the purchase price for the Shares to be issued.

Section 3.3: Consideration. The Compensation Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment (including, without limitation: (a) cash, (b) Shares held for such period of time as may be required by the Compensation Committee in order to avoid adverse accounting consequences and having a fair market value on the date of delivery equal to the aggregate purchase price for the Shares to be issued, or (iii) other property acceptable to the Compensation Committee, including through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Corporation in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Corporation upon settlement of such sale), and the methods by which Shares shall be delivered or deemed to be delivered to the Optionee. Notwithstanding any other provision of the Plan to the contrary, no Optionee who is a member of the Board or an “executive officer” of the Corporation within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Corporation or a loan arranged by the Corporation in violation of Section 13(k) of the Exchange Act.

Section 3.4: Issuance of Shares. The Optionee shall be entitled to be entered in the Share register of the Corporation, as of the day on which the Corporation receives the notice and payment referred to in Section 3.2, and, as promptly as practicable thereafter, to receive a certificate or certificates for the said number of Shares in respect of which the Option has been exercised.

Section 3.5: Termination of Options. Any Option not exercised with the period fixed for its exercise shall terminate and become void and of no effect.

Section 3.6: Cessation of Employment or Termination of Consulting Arrangements. If an Optionee ceases to be a director, officer or employee of or a Consultant to the Corporation or a Subsidiary, for any reason whatsoever, including death, then unless otherwise determined by the Board of Directors or the Compensation Committee (if authorized by the Board of Directors), all Options held by such Optionee shall cease to vest on the effective date on which such Optionee ceased to be a director, officer or employee of or a Consultant to the Corporation or a Subsidiary and all Options held by such Optionee shall terminate and cease to be exercisable at the close of business on the day which is ninety (90) days following the earliest to occur of:

(i)	the effective date on which the Optionee ceased to be a director, officer or employee of or a Consultant to the Corporation or a Subsidiary; and

(ii)	the date that notice of dismissal from such office, employment or retainer is given to such director, officer or employee of or Consultant to the Corporation or Subsidiary.

The Optionee, or the legal personal representative of a deceased Optionee, as the case may be, shall be entitled to exercise any Options during the period set out above but only to the extent that such Options had vested and the Optionee was entitled to exercise such Options at the effective date on which the Optionee ceased to be a director, officer or employee of or a Consultant to the Corporation or a Subsidiary. For greater certainty, no Option may be exercised after the Normal Expiry Date except as provided in Section 3.7 hereof. An Optionee who takes a leave of absence approved by the Board of Directors or the Compensation Committee shall not be deemed to have ceased to be an officer or employee for purposes of this Section 3.6.

Section 3.7: Expiry During Blackout Periods. Notwithstanding the provisions of Section 3.1 and Section 3.6, no Option shall terminate and cease to be exercisable, whether as a result of the occurrence of the Normal Expiry Date or as a result of an Optionee ceasing to be a director, officer or employee of or a Consultant to the Corporation or a Subsidiary, prior to the fifth business day following the cessation of any restricted trading period imposed by the Corporation by which directors, officers and employees of the Corporation are prohibited from trading in securities of the Corporation (a “Trading Blackout”) then in effect and if a Trading Blackout is not then in effect, prior to the fifth business day following cessation of the most recent Trading Blackout.

ARTICLE IV—LIMITATIONS

Section 4.1: Limitation. The Corporation’s obligation to issue Shares in accordance with the terms of this Plan is subject to compliance with the laws, rules and regulations of all public agencies and authorities applicable to the issuance and distribution of such Shares and to the listing of such Shares on any Stock Exchange on which the Shares of the Corporation may be listed. Each Optionee, as a condition of the grant of an Option to such Optionee, agrees to comply with all such laws, rules and regulations and agrees to furnish to the Corporation all information and such undertakings as may be required to permit compliance with such laws, rules and regulations.

ARTICLE V—U.S. OPTIONEE

Section 5.1: U.S. Optionee. Any Option granted under this Plan to a U.S. Optionee may be an ISO, but only if so designated by the Corporation in the agreement evidencing such Option. No provision of this Plan, as it may be applied to a U.S. Optionee, shall be construed so as to be inconsistent with any provision of Section 422 of the Code. Grants of Options to U.S. Optionees which are not ISOs may be granted pursuant to Section 2 hereof. Notwithstanding anything in this Plan contained to the contrary, the following provisions shall apply to incentive stock options granted to each U.S. Optionee:

(a)	ISOs shall only be granted to U.S. Optionees who, at the time of grant, are officers, employees or directors of the Corporation or a Subsidiary (provided, for purposes of this Article V only, such directors are then also officers or employees of the Corporation). Any director of the Corporation who is a U.S. Optionee shall be ineligible to vote upon the granting of such Option;

(b)	the aggregate fair market value (determined as of the time the ISO is granted) of the Shares subject to ISOs exercisable for the first time by a U.S. Optionee during any calendar year under this Plan and all other stock option plans, within the meaning of Section 422 of the Code, of the Corporation or a Subsidiary shall not exceed U.S. $100,000; provided that options for Shares which exceed such aggregate fair market value shall not be void, but shall instead be options which are granted under Section 2 hereof and are not ISOs;

(c)	the purchase price for Shares under each ISO granted to a U.S. Optionee pursuant to this Plan shall be as determined in Section 2.2 and, in any event, shall be not less than the fair market value of such Shares at the time the Option is granted, as determined in good faith by the Board of Directors or the Compensation Committee (if authorized by the Board of Directors) at such time;

(d)	if any U.S. Optionee to whom an ISO is to be granted under the Plan at the time of the grant of such ISO is the owner of shares possessing more than 10% of the total combined voting power of all classes of shares of the Corporation, then the following special provisions shall be applicable to the ISO granted to such individual:

(i)	the purchase price per Share subject to such ISO shall not be less than 110% of the fair market value of one Share at the time of grant; and

(ii)	for the purposes of Article V only, the ISO exercise period shall not exceed 5 years from the date of grant;

(e)	no ISO may be granted hereunder to a U.S. Optionee following the expiry of 10 years after the date on which this Plan is adopted by the Board of Directors or the date the Plan is approved by the shareholders of the Corporation, whichever is earlier; and

(f)	no ISO granted to a U.S. Optionee under the Plan shall become exercisable unless and until the Plan shall have been approved by the shareholders of the Corporation.

ARTICLE VI—CHANGE OF CONTROL

Section 6.1: Acceptance of Offer. If a bona fide offer (the “Offer”) for Shares is made to shareholders of the Corporation generally, or to a class of shareholders of the Corporation which, if Options were exercised, would include Optionees, and the Offer, if accepted in whole or in part, would result in a Change of Control and if the Board of Directors recommends to shareholders of the Corporation to accept such Offer and/or to vote in favor of the Offer then, provided such recommendation is not withdrawn and notwithstanding Section 3.1 but subject to the other provisions hereof:

(a)	Any Options which are outstanding although not yet exercisable at the time such recommendation is made by the Board of Directors shall automatically become exercisable on the date such recommendation is made in the manner hereinafter provided.

(b)	If any Options become so exercisable upon the recommendation by the Board of Directors to accept or vote in favor of an Offer, the Corporation shall, promptly after such recommendation has been given, notify each Optionee currently holding an Option of the Offer, with full particulars thereof, together with a notice stating that, in order to permit the Optionee to participate in the Offer, the Optionee may, during the period that the Offer is open for acceptance, exercise all or any portion of any such Option held by the Optionee.

(c)	In the event that the Optionee so exercises any such Option, such exercise shall be in accordance with Article III hereof; provided that, if necessary in order to permit the Optionee to participate in the Offer, such Option shall be deemed to have been exercised, and the issuance of Shares received upon such exercise (the “Optioned Shares”) shall be deemed to have occurred, effective as of the first day prior to the earlier of the date on which the Offer was made and the date such recommendation was made.

(d)	If: (i) the Offer is not completed (within the time specified therein, if applicable); or (ii) all of the Optioned Shares tendered by the Optionee pursuant to the Offer are not taken up and paid for by the offeror in respect thereof, then the Optioned Shares or, in the case of (ii) above, the portion thereof that are not taken up and paid for by such offeror, shall be returned by the Optionee to the Corporation for cancellation and the terms of the Option as set forth herein shall again apply to such Option, or the remaining portion thereof, as the case may be.

(e)	If any Optioned Shares are returned to the Corporation pursuant to subsection (d) above, the Corporation shall refund the option price to the Optionee in respect of such Optioned Shares.

Section 6.2: Receipt of Offer. If a bona fide Offer for Shares is made to shareholders of the Corporation generally, or to a class of shareholders of the Corporation which, if Options were exercised, would include Optionees, and the Offer, if accepted in whole or in part, would result in the offeror exercising control over the Corporation within the meaning of subsection 1(3) of the Act then, notwithstanding Section 3.1 but subject to the other provisions hereof:

(a)	The Board of Directors may give its express consent to the exercise of any Options which are outstanding although not yet exercisable at the time of the Offer in the manner hereinafter provided.

(b)	If the Board of Directors has so consented to the exercise of any Options outstanding at the time of the Offer, the Corporation shall, promptly after such consent has been given, notify each Optionee currently holding an Option of the Offer, with full particulars thereof, together with a notice stating that, in order to permit the Optionee to participate in the Offer, the Optionee may, during the period that the Offer is open for acceptance, exercise all or any portion of any such Option held by the Optionee.

(c)	In the event that the Optionee so exercises any such Option, such exercise shall be in accordance with Article III hereof; provided that, if necessary in order to permit the Optionee to participate in the Offer, such Option shall be deemed to have been exercised, and the issuance of Optioned Shares shall be deemed to have occurred, effective as of the first day prior to the date on which the Offer was made.

(d)	If: (i) the Offer is not completed (within the time specified therein, if applicable) or (ii) all of the Optioned Shares tendered by the Optionee pursuant to the Offer are not taken up and paid for by the offeror in respect thereof, then the Optioned Shares or, in the case of (ii) above, the portion thereof that are not taken up and paid for by such offeror, shall be returned by the Optionee to the Corporation for cancellation and the terms of the Option as set forth herein shall again apply to such Option, or the remaining portion thereof, as the case may be.

(e)	If any Optioned Shares are returned to the Corporation pursuant to subsection (d) above, the Corporation shall refund the option price to the Optionee in respect of such Optioned Shares.

Section 6.3: Change of Control. If a transaction occurs that is not otherwise contemplated by this Article VI, and such transaction would, upon consummation, result in a Change of Control, then, notwithstanding Section 3.1 but subject to the other provisions hereof, any Options which are outstanding although not yet exercisable at the time such transaction is consummated shall automatically become exercisable immediately prior to the consummation of such transaction.

ARTICLE VII—AMENDMENT AND INTERPRETATION

Section 7.1: Amendment and Discontinuance.

(a)	The Board of Directors may: (i) discontinue the Plan at any time except that such discontinuance may not alter or impair any Option previously granted to an Optionee under the Plan; and (ii) subject to any necessary approval of the Toronto Stock Exchange or any other Stock Exchange on which the Shares may then be listed and subject to subsection (b) hereof, from time to time amend the Plan in its absolute discretion without the approval of the Corporation’s shareholders.

(b)	The Corporation’s shareholders shall approve any amendment to the Plan or any Option which: (i) reduces the exercise price of an Option either directly, or indirectly by means of the cancellation of an Option and the reissue of a similar Option; (ii) extends the period available to exercise an Option beyond the Normal Expiry Date, other than as provided in Section 3.7 hereof; (iii) increases the levels of Insider participation under the Plan as set forth in Section 2.6 hereof; (iv) increases the maximum percentage that the number of Shares reserved for issuance under the Plan may be of the number of issued and outstanding Shares at any time (other than pursuant to the provisions of Section 2.3 hereof); (v) amends Section 2.6 hereof to add any additional categories of persons eligible to receive Options under the Plan; or (vi) amends Section 2.9 hereof.

(c)	Subject to subsection (b) hereof, the Board of Directors of the Corporation, with the consent of an affected Optionee, may from time to time amend the terms and conditions of any Option (and the terms of the Plan solely in respect of such Option) which has been theretofore granted.

Section 7.2: Interpretation. An Optionee shall not have any rights as a shareholder of the Corporation with respect to any Shares issuable on exercise of an Option until and only to the extent that such Optionee shall have exercised the Option in accordance with the terms of the Plan.

Section 7.3: Fractional Shares. No fractional Shares shall be issued upon the exercise of an Option. If as a result of any adjustment pursuant to Section 2.3 hereof an Optionee would become entitled to a fractional Share, the Optionee shall have the right to purchase only the next lower whole number of Shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

Section 7.4: No Additional Rights Conferred. Nothing in the Plan nor any Option shall confer upon any Optionee any right to continue as an employee, officer or director of or Consultant to the Corporation or any Subsidiary or affect in any manner the right of the Corporation or any Subsidiary to terminate an Optionee’s office, employment or consulting arrangements at any time.

Adopted by the Board of Directors of Mad Catz Interactive, Inc.

Approved by the shareholders of Mad Catz Interactive this      day of September, 2007.

Annex B

MANDATE OF THE MAD CATZ INTERACTIVE, INC. BOARD OF DIRECTORS

The Board of Mad Catz Interactive, Inc., (the “Company”) believes that the appropriate mix of skills, experience, age and gender will help to enhance its performance. The Board’s composition should reflect business experience compatible with the Company’s business objectives.

Composition

The Board is comprised of five directors, all of whom are independent1. Pursuant to the Canada Business Corporations Act, at least 25% of the directors of the Company must be resident Canadians. The Chair of the Board is an independent director.

Meetings

The Board shall meet at least four times annually, or more frequently, as circumstances dictate. In addition, the Board shall hold separate, regularly scheduled meetings of independent directors at which members of management are not present.

Position Descriptions

The Board shall develop clear position descriptions for directors, including the Chair of the Board and the Chair of each Board committee. Additionally, the Board, together with the Chief Executive Officer (“CEO”), shall develop a clear position description for the CEO, which includes defining management’s responsibilities. The Board shall also develop or approve the corporate goals and objectives that the CEO is responsible for meeting.

The Board is elected by the shareholders and represents all shareholders’ interests in continuously creating shareholder value. The following is the mandate of the Board.

•	Advocate and support the best interests of the Company.

•	Review and approve strategic, business and capital plans for the Company and monitor management’s execution of such plans.

•	Review whether specific and relevant corporate measurements are developed and adequate controls and information systems are in place with regard to business performance.

•	Review the principal risks of the Company’s business and pursue the implementation by management of appropriate systems to manage such risks.

•	Monitor progress and efficiency of strategic, business, and capital plans and require appropriate action to be taken when performance falls short of goals.

•	Review measures implemented and maintained by the Company to ensure compliance with statutory and regulatory requirements.

•	Select, evaluate, and compensate the President and CEO.

•	Annually review appropriate senior management compensation programs.

•	Monitor the practices of management against the Company’s disclosure policy to ensure appropriate and timely communication to shareholders of material information concerning the Company.

•	Monitor safety and environmental programs.

•	Monitor the development and implementation of programs for management succession and development.

•	Approve selection criteria for new candidates for directorship.

[1]	For the definition of independent director, please see the Glossary of Terms.

B-1

•	Provide new directors with a comprehensive orientation, and provide all directors with continuing education opportunities.

•	Assure shareholders of conformity with applicable statutes, regulations and standards (for example, environmental risks and liabilities, and conformity with financial statements).

•	Regularly conduct assessments of the effectiveness of the Board, as well as the effectiveness and contribution of each Board committee and each individual director.

•	Establish the necessary committees to monitor the Company.

•	Provide advice to and act as a sounding board for the President and CEO.

•	Discharge such other duties as may be required in the good stewardship of the Company.

In addressing its mandate, the Board assumes responsibility for the following approvals:

Financial Approvals:

-	Strategic plan

-	Annual business and capital plans

-	Annual financial statements and auditors’ report

-	Quarterly earnings and press release

-	Budgeted capital expenditures

-	Unbudgeted capital expenditures in excess of US$1,000,000

-	Acquisitions/divestitures

-	Significant financing or refinancing opportunities

-	Dividend policy

-	Share re-purchase programs

-	Individual operating, real property or capital leases having total commitment in excess of US$1,000,000

Human Resources Approvals:

	-	Appointment/succession/dismissal of President and CEO

	-	Compensation of President and CEO

*	-	Executive compensation arrangements and incentive plans

Administration and Compliance Approvals:

	-	Appointment of Board Committees and their Chairs

	-	Nomination of Directors

*	-	Recommendation of Auditors to the Shareholders

	-	Proxy circular

	-	Appointment of Chairman

*	-	Major policies

*	Board may delegate to committees

B-2

MAD CATZ INTERACTIVE, INC.

PROXY

SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION FOR USE AT THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 7, 2007

The undersigned shareholder of Mad Catz Interactive, Inc. (the “Corporation”) hereby appoints Geofrey Myers, Chairman of the Board of Directors, or, failing him, Darren Richardson, President and Chief Executive Officer of the Corporation, or instead of either of the foregoing,                                      as proxy of the undersigned with full power of substitution to attend, vote and otherwise act for and on behalf of the undersigned at the above-noted annual and special meeting of shareholders of the Corporation and any adjournment thereof (the “Meeting”) to the same extent and with the same powers as if the undersigned was present at the Meeting, and the person named is specifically directed to vote as indicated herein. The undersigned hereby undertakes to ratify and confirm all the said proxy may do by virtue hereof, and hereby revokes any proxy previously given in respect of the Meeting. Without limiting the general authorization and power hereby given, all of the common shares registered in the name of the undersigned are to be voted as follows:

1.

Election of Directors.

INSTRUCTIONS: IF YOU MARK THE “FOR ALL EXCEPT” CATEGORY, INDICATE THE NOMINEE(S) AS TO WHICH YOU DESIRE TO WITHHOLD AUTHORITY BY STRIKING A LINE THROUGH SUCH NOMINEE(S) NAME IN THE LIST BELOW:

Geofrey Myers

Darren Richardson

Thomas R. Brown

Robert J. Molyneux

William Woodward

		FOR ALL ☐	WITHHOLD AS TO ALL ☐	FOR ALL EXCEPT ☐

2.	To appoint KPMG LLP as the Independent Registered Public Accounting Firm and Auditor of the Company and to authorize the Board of Directors to fix the Independent Registered Public Accounting Firm and Auditor’s remuneration.	FOR ☐	WITHHOLD VOTE ☐

3.	To approve the Mad Catz Interactive, Inc. Stock Option Plan—2007 and the grant under that plan of options to purchase 1,000,000 shares of common stock.	FOR ☐	AGAINST ☐

4.	To approve the amendment of certain stock options previously granted by the Company to purchase 1,182,500 shares of common stock to extend the term of exercise of such options from five years to ten years.	FOR ☐	AGAINST ☐

Signature                                        Signature of joint holder, if any                                        Date

Please sign exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

NOTES:

1.	If no choice is specified, the proxy will be VOTED FOR items 1, 2, 3 and 4.

2.	Shareholders are entitled to vote at the Meeting either in person or by proxy. A proxy must be dated and signed by the shareholder or his or her attorney duly authorized in writing or, if the shareholder is a corporation, by an officer or attorney thereof duly authorized. The signature should agree with the name on this proxy. If the proxy is not dated in the above space, it will be deemed to bear the date on which it was mailed by the Corporation.

3.	Each shareholder has the right to appoint a person to represent the shareholder at the Meeting other than the persons specified above. Such right may be exercised by inserting in the space provided the name of the person to be appointed, who need not be a shareholder of the Corporation.

4.	This proxy confers authority for the above-named persons to vote in their discretion with respect to amendments or variations to the matters identified in the notice of meeting which accompanied this proxy and with respect to other matters which may properly come before the Meeting.